EXHIBIT 10.3

LOAN AGREEMENT

By and Between

PARAGONSPACES LLC

and

KEYSTONE REAL ESTATE LENDING FUND, L.P.

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	(aa)	Forfeiture	8
	(bb)	Solvency	8
	(cc)	Full and Accurate Disclosure	8
	(dd)	Environmental	9

ARTICLE IV. COVENANTS AND AGREEMENTS OF BORROWER			9
4.1.	Covenants and Agreements		9
	(a)	Change of Name, Identity or Structure	9
	(b)	Single Purpose Entity/Separateness	9
	(c)	Indemnity; Fees and Expenses; Waivers	9
	(d)	Books and Records	11
	(e)	Financial Statements and other Reports	11
	(f)	Compliance Certificate	12
	(g)	Estoppel Certificate	12
	(h)	Further Assurances	12
	(i)	Location and Use of Collateral	12
	(j)	Insurance Requirements	13
		(i) Insurance	13
		(ii) Form and Quality	14
		(iii) Assignment	15
		(iv) Adjustments	15
	(k)	Escrow	15
	(l)	Operation of Property	16
	(m)	Repair and Maintenance	16
	(n)	Appraisal	16
	(o)	Casualty and Condemnation	17
	(p)	Title Insurance	18
	(q)	Borrower’s Funds	18
	(r)	Collateral	19

ARTICLE V. DEFAULTS AND REMEDIES			23
5.1.	Event of Default		23
	(a)	Monetary Obligations	23
	(b)	Representations	23
	(c)	Insolvency; Bankruptcy	23
	(d)	Third Party Matters	23
	(e)	Transfers; Liens; Debt	23
	(f)	Death; Dissolution; Change in Ownership or Control	24
	(g)	Financial Reporting	24
	(h)	DSCR Test Default	24
	(i)	Lis Pendens	24
	(j)	Non-Monetary Obligations	24
5.2.	Remedies		24

ARTICLE VI. CASH MANAGEMENT			25
6.1.	Clearing Account		25
6.2.	Cash Collateral Account		26
6.3.	Monthly Excess Cash Flow Impound		26

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ARTICLE VII. RESERVE FUNDS		27
7.1.	Security; Establishment of Funds	27
	(i) Interest Reserve	28
	(ii) Pledge and Disbursement of Funds	28

ARTICLE VIII. RESERVED.		28

ARTICLE IX. GENERAL CONDITIONS		29
9.1.	Waiver	29
9.2.	Lender's Action or Inaction	29
9.3.	Lender's Rights	30
9.4.	Third Party Rights	30
9.5.	Satisfaction of Condition; Time	30
9.6.	Assignment; Loan Participations	30
9.7.	Heirs, Successors and Assigns	30
9.8.	Exercise of Rights and Remedies	30
9.9.	Headings	30
9.10.	Inconsistency	30
9.11.	Applicable Law	30
9.12.	Forum; Service	31
9.13.	Usury	31
9.14.	Severability	31
9.15.	Counterparts	31
9.16.	Joint Liability	31
9.17.	Modification or Termination	31
9.18.	Notice	32
9.19.	Signatures	32
9.20.	No Partnership	32
9.21.	Waiver of Jury Trial	33
9.22.	Consent of Lender; Approvals	33
9.23.	Imaging	33
9.24.	Entire Agreement	33
9.25.	Payoff Statement	33
9.26.	Damage Waiver	33

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LOAN AGREEMENT

PARAGONSPACES LLC, a California limited liability company (“Borrower”‘) and KEYSTONE REAL ESTATE LENDING FUND, L.P., a Delaware limited partnership (“Lender”) for the mutual promises in the Loan Documents and other good and valuable consideration, enter into this Agreement on the Closing Date.

BACKGROUND RECITALS

A. Borrower has requested that Lender make the Loan to Borrower in the amount of $2,450,000.00.

B. Lender has agreed, subject to the terms of the Loan Documents, to make the Loan to Borrower.

C. Borrower and Lender desire to enter into this Agreement to specify the terms and conditions of the Loan.

Borrower and Lender (1) acknowledge the receipt and sufficiency of the above-referenced consideration, and, (2) therefore, agree as follows:

ARTICLE I.

DEFINITIONS

1.1. Defined Terms. Each capitalized term used in the Loan Documents has the meaning set forth in Exhibit A of this Agreement.

1.2. Terms Generally. References and Titles. References in this Agreement to “Articles,” “Sections,” “Exhibits” or “Schedules” will be to the Articles, Sections, Exhibits or Schedules of this Agreement unless otherwise specifically provided. All Exhibits and Schedules attached to this Agreement are incorporated in, and are a part of, this Agreement for the purposes set forth in this Agreement. Any term defined in this Agreement may be used in the singular or plural. Words of any gender include all other genders. The terms “include,” “includes,” and “including” are followed by “without limitation”. Except as otherwise specified or limited in this Agreement, a reference to any Person includes the successors and assigns of the Person. Unless otherwise specified all references “from” or “through” any date mean “from and including” or “through and including” the date. References to any statute or act include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, refer to federal statutes and acts of the United States. References to any agreement, instrument or document includes all schedules, exhibits, annexes and other attachments to the agreement, instrument or document.

ARTICLE II.

THE LOAN

2.1. The Loan. Subject to the terms of this Agreement and in reliance on Borrower’s representations and warranties in the Loan Documents, Lender agrees to lend, and Borrower agrees to borrow, the Loan. THEREFORE, FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the Principal Amount with fees, costs and interest as set forth in, and payable (in Dollars at Lender’s Offices) pursuant to, this Agreement. The funding and closing of the Loan will take place in Lender’s Offices or at such other place as Lender may designate.

(a) Interest.

(i) Subject to Subsection 2.1(a¥iiN) below, the Principal Amount and Additional Costs bear interest at the Interest Rate.

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(ii) All interest accruing under the Loan Documents will be calculated on the basis of a 30/360 basis. Borrower shall make each payment which it owes under the Loan Documents on or before the Payment Deadline in immediately available Dollars without setoff, counterclaim or other deduction. If Lender receives any payment after the Payment Deadline, then the payment will be credited on the next following Business Day.

(b) Default Rate; Late Charge.

(i) Any time during an Event of Default Period, the Principal Amount, any Additional Costs, and all past due installments of interest will bear interest at the Default Rate.

(ii) In addition to all other sums due under the Loan Documents, Borrower shall pay to Lender on demand the Late Charge upon all Past Due Indebtedness (other than the outstanding Principal Amount due on the Maturity Date). The Late Charge is not a penalty, but is intended to compensate Lender for the losses Lender incurs because of the delinquent payment. Borrower agrees that, considering all of the circumstances existing on the date this Agreement is executed, the Late Charge represents a reasonable estimate of the losses Lender will incur because of any late payment, and that proof of Lender’s actual losses will be costly, inconvenient, impracticable and extremely difficult to fix. Lender does not waive the Event of Default resulting from a past due payment because Lender accepts a Late Charge.

(c) Payment.

(i) Borrower shall pay to Lender:

(A) interest on the Principal Amount, in arrears, on each Interest Payment Date computed at the Interest Rate, and

(B) on the Maturity Date, Borrower shall pay in full to Lender (1) the Principal Amount along with all unpaid, accrued interest, (2) the Exit Fee, and (3) all other Indebtedness.

(ii) Except during an Event of Default Period, Lender will apply all Loan payments: (A) first, to any unpaid Claims arising out of the Loan; (B) second, to any unpaid Additional Costs; (C) third, to accrued but unpaid interest due under the Loan Documents; (D) fourth, to all other unpaid sums due under the Loan Documents, except for the Principal Amount; and (E) last, to the unpaid Principal Amount. During an Event of Default Period, Lender may apply all Loan payments in any order Lender elects in its sole discretion.

(iii) Borrower may not send any payments to Lender with a Paid in Full Mark. If Borrower tenders a payment to Lender with a Paid in Full Mark, then Lender may accept the payment without losing any of Lender’s rights under the Loan Documents, and Borrower will remain obligated to pay any further amounts owed to Lender under the Loan Documents.

(d) Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 PM, Pacific time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

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(i) Lender and Borrower agree that:

(A) the Prepayment Premium is not a penalty;

(B) the Prepayment Premium will compensate Lender for Lender’s losses resulting from Borrower’s prepayment of the Loan;

(C) Lender is likely to sustain losses if Borrower prepays the Loan;

(D) the calculation method used to determine the Prepayment Premium is a reasonable determination of Lender’s loss resulting from Borrower’s prepayment of the Loan;

(E) Lender has no obligation to mitigate its loss arising from any prepayment of the Loan; and

(F) the compensation Lender will receive from the Loan, if the Loan is not prepaid, is greater than or equal to the Prepayment Premium.

(ii) Borrower waives any right to claim that the Prepayment Premium is unenforceable or a penalty.

(iii) Borrower acknowledges that Lender:

(A) made the Loan to Borrower expecting that Borrower will not repay the Loan early but will repay the Loan as set forth in Section 2.1(c) above; and

(B) was not willing to make the Loan for a shorter period.

(iv) If during an Event of Default Period, Lender accelerates the maturity and repayment of the Loan, then the Prepayment Premium will also be due and added to the Indebtedness.

Borrower has read and understands the terms of this Prepayment Section.

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Initials

(f) Additional Expenditures. All sums Lender pays or expends pursuant to the Loan Documents in excess of the Maximum Principal Amount will be (i) an additional loan to Borrower, (ii) Indebtedness, and (iii) due and payable within 5 days of Lender’s written demand to Borrower, together with interest at the Default Rate from the date of Lender’s expenditure until Borrower repays the expenditure and interest to Lender. Notwithstanding anything to the contrary in the Loan Documents, Lender is not obligated to make any expenditures.

Additional Costs. Notwithstanding anything to the contrary in any of the Loan Documents, Borrower shall pay to Lender all Additional Costs within 5 days of Lender’s written demand.

(g) Lender’s Determinations. All of Lender’s determinations in this Section 2.1(a) are conclusive, absent manifest error.

Security for the Loan. The Loan is secured by, among other things, the Security Instrument and is guaranteed by the Guaranty, Origination Fee. On the Closing Date, Borrower shall pay the Loan Origination Fee to Lender.

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(h) Lender’s Determinations. All of Lender’s determinations in this Section 2.1(a) are conclusive, absent manifest error.

2.2. Security for the Loan. The Loan is secured by, among other things, the Security Instrument and is guaranteed by the Guaranty.

2.3. Origination Fee. On the Closing Date, Borrower shall pay the Loan Origination Fee to Lender.

2.4 Payoff Statement. B orrower will provide written notice to Lender specifying the proposed

Business Day on which any payment of the Loan in hill is to be made pursuant to hereof, which date shall be no earlier than 30 days after the date of such payoff notice. In the event Borrower wishes to set the payoff date at a date which is earlier than 30 days after the date of such payoff notice, Borrower shall be responsible for payment of 30 days interest regardless of the actual payoff date.

ARTICLE III.

REPRESENTATIONS

3.1. Representations. On the Closing Date and, on each Compliance Certificate Delivery Date, Borrower represents to Lender that:

(a) Status: Operational Authority. Each Borrower Party: (i) is duly organized, validly existing, in good standing, under the laws of the jurisdiction of its formation; (ii) is duly qualified, authorized to do business, and in good standing, in every jurisdiction (other than the jurisdiction of its formation) in which it must be qualified; and (iii) has the power and authority to own the Property and its other assets, and to transact its present and proposed business.

(b) Power: Transactional Authority: Enforceability. Each Borrower Party has the requisite power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party, and has taken all necessary actions to authorize its execution, delivery and performance of the Loan Documents. Each Borrower Party has duly executed and delivered the Loan Documents. The Loan Documents each Borrower Party executes or under which it is obligated constitute the Borrower Party’s legal, valid and binding obligations, enforceable in accordance with the terms of the Loan Document, subject to (i) the effect of any Applicable Bankruptcy Law, or (ii) general principles of equity.

(c) No Violation: No Consent.. Each Borrower Party’s execution, delivery and performance of the Loan Documents, and compliance with the terms and provisions of the Loan Documents, will not (i) contravene any Applicable Law, (ii) conflict or be inconsistent with or result in any breach of any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the Property or the Borrower Party’s other assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower Party is a party or by which the Borrower Party or any of the Property or the Borrower Party’s other assets is bound or may be subject, or (iii) violate any term of any Borrower Party’s certificate of formation or other documents and agreements governing the Borrower Party’s existence, management or operation. No B orrower Party is required to obtain the consent of any other party, including any Governmental Authority, in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents.

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(d) Financial Matters. Each Borrower Party financial statement previously delivered to Lender was prepared in accordance with an Approved Accounting Method or GAAP and completely, correctly and fairly present the financial condition and the results of operations of each Borrower Party on the date and for the period covered by the financial statements. All other reports, statements and other data that any Borrower Party furnished to Lender in connection with the Loan are true and correct in all material respects and do not omit any fact or circumstance necessary to ensure that the statements are not misleading. Each Borrower Party (i) is solvent, (ii) is not bankrupt and (iii) has no outstanding liens, suits, garnishments, bankruptcies or court actions which may render the Borrower Party insolvent or bankrupt. Since the date of the last financial statements each Borrower Party delivered to Lender, no event, act, condition or liability has occurred or exists, which has had, or may reasonably be expected to have, a material adverse effect upon (a) the Borrower Party’s business, condition (financial or otherwise) or operations, or (b) the Borrower Party’s ability to perform or satisfy, or Lender’s ability to enforce, any of the Indebtedness.

(e) Contemplated Actions. Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

(f) No Default. No Event of Default exists.

(g) Trade Name. Borrower does not do business under any trade name or other name with respect to the Property or otherwise.

(h) Litigation. Except for Astley Davy, Plaintiff, v. Paragon Coin, Inc., Jessica VerSteeg, and Egor Lavrov, Defendants (Case No. 18-cv-00671 in United States District Court for the Northern District of California), there are no suits or proceedings (including condemnation) pending or (to Borrower’s knowledge, after reasonable inquiry) threatened against or affecting any Borrower Party or the Property (including a condemnation proceeding) or involving the validity, enforceability or priority of any of the Loan Documents. Borrower has not received notice from any Governmental Authority alleging that any Borrower Party or the Property is violating any Applicable Law.

(i) Title and Authority; Permitted Encumbrances. Borrower is the lawful owner of good and marketable and indefeasible title to the Property free and clear from all liens, security interests and encumbrances, except the lien and security interest evidenced by the Security Instrument and the Permitted Encumbrances. Borrower has good right and authority to transfer and mortgage the Property and to grant a security interest in the Collateral. There are no mechanic’s or materialmen’s liens, or other claims that may constitute a lien on the Property other than claims for Real Estate Taxes which are not yet due or payable. There are no defaults under any of the Permitted Encumbrances. No Permitted Encumbrance has been modified unless approved by Lender in writing.

(j) Taxes. Each Borrower Party has filed all required Tax returns. Each Borrower Party has paid all Taxes for which it is obligated, other than those Taxes which (A) are not yet delinquent or (B) the appropriate Borrower Party is diligently, and in good faith, contesting and for which the Borrower Party has made adequate reserves acceptable to Lender. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Property or any part thereof, except general real estate taxes not due or payable. The Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower’s best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

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(k) Other Agreements; Defaults. Neither Borrower nor any Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which would result in a Material Adverse Change to the Property or the business, operations, or condition (financial or otherwise) of Borrower or any Borrower Party. Neither Borrower nor any Borrower Party is in violation of any agreement which violation could reasonably be expected to result in a Material Adverse Change to the Property, Borrower or any Borrower Party or Borrower’s or any Borrower Party’s business, properties, or assets, operations or condition, financial or otherwise.

(l) Foreign Person. Borrower is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e., Borrower is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder). Borrower’s Taxpayer Identification Number is true and correct.

(m) ERISA, (i) Borrower is not an “employee benefit plan” or a “governmental plan” within the meaning of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; (iii) Borrower’s assets do not constitute “plan assets” under ERISA; and (iv) one or more of the following circumstances is true: (1) Equity interests in Borrower are publicly offered securities under ERISA or are securities issued by an investment company registered under the Investment Company Act of 1940; (2) Less than 25% of the value of any class of equity interests in Borrower is held by “benefit plan investors” within the meaning of ERISA; or (3) Borrower qualifies as an “operating company,” a “venture capital operating company,” or a “real estate operating company” within the meaning of ERISA. Borrower will deliver to Lender such certifications and other evidence periodically requested by Lender, in its sole discretion, to verify the representations in this Subsection.

(n) Executive Order 13224: OF AC. No Borrower Party or any Person with which a Borrower Party is associated or affiliated is (i) referred to or described in Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, as amended) or (ii) subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. Borrower will not use any Loan proceeds in violation of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(o) Purpose. The Loan is solely for the purpose of carrying on or acquiring Borrower’s business, and is not for personal, family, household or agricultural purposes. Borrower does not use any portion of the Property as Borrower’s residence or business homestead and, therefore, no portion of the Property is exempt from forced sale under Applicable Bankruptcy Law or any other Applicable Law. Borrower will not use any Loan proceeds to purchase or carry “margin stock” within the meaning of Federal Reserve Regulation U (12 C.F.R. § 221 et seq., as amended).

(p) Investment Company Act. No Borrower Party is (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(q) No Financing Statement. There are no effective financing statements covering any of the Property, except for those financing statements filed in connection with the Loan.

(r) Location of Collateral. All tangible Collateral is located on the Land 1459 and 1463 Tamarind Avenue, Hollywood, CA 90028.

(s) Compliance with Applicable Law. Borrower and the Property comply with all Applicable Laws. Borrower has not received notice that it or the Property is violating Applicable Law. Borrower has obtained all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Property and carry on its business from all Governmental Authorities with jurisdiction over the Property.

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(t) Brokerage Commissions. Any brokerage commission due in connection with any Lease has been paid in full.

(u) Leases.

(1) Borrower is the sole owner of the entire lessor’s interest in the Leases and has good title to, and the full right to assign, the Leases and Rent and no other Person has any right, title or interest in the Leases or the Rent. Borrower has not assigned the Leases or the Rent to any Person, other than Lender.

(2) Borrower has delivered to Lender a true and complete copy of each Lease and a rent roll.

(3) Each of the Leases is (A) in writing, (B) valid and subsisting, (C) in full force and effect, and (D) unmodified.

(4) Prior to the Closing Date, Borrower has not collected Rent, other than security deposits, under any Lease more than one month in advance of its due date.

(5) No Tenant has: (A) an option to purchase any of the Property; (B) except as set forth in the Leases, a right to terminate its Lease without Lender’s prior consent; or (C) except as set forth in the Leases, any defense, counterclaim or set-off to payment of the Rent.

(6) There are no existing defaults by Borrower, or to Borrower’s knowledge, any tenant under the Leases; and no event has occurred, which with the passage of time or the giving of notice (or both) would constitute a default under the Leases. Borrower has taken all steps necessary to continue each Lease in force and effect until at lease 12 months after the Maturity Date. Borrower has not, without Lender’s prior written consent, (A) waived any default under, (B) released any obligated Person under, or (C) agreed to terminate, any Lease.

(v) Collateral. Borrower is the sole owner of, has good title to, and the right to assign, the Collateral. No Person (other than Borrower and Lender) has any right, title or interest in the Collateral. The Leases, Licenses and Contracts are (or will be when issued or entered into) in full force and effect and there are no defaults (or any events which with the passage of time or the giving of notice, would be a default) under the Leases, Licenses or Contracts. Borrower has not assigned, transferred, encumbered, created or permitted any lien upon or charge against the Collateral (except in favor of Lender). Borrower has not done anything which might prevent Lender from enjoying and exercising any of its rights and privileges under the Loan Documents. Borrower has delivered to Lender a complete list, and certified copies, of all Contracts and Licenses. Borrower has furnished to Lender the Plans and Specifications in Borrower’s possession (if any). The Plans and Specifications (if any) comply with all Applicable Laws.

(w) Condition of Property. The Property has all necessary utility services required for Borrower’s use of the Property. The Property has legal access to all streets, alleys and easements necessary to serve the Property, and all of the streets, alleys and easements use have been completed, dedicated and accepted by the appropriate Governmental Authority. The Property including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, (a) are in good condition, order and repair in all material respects; and (b) has no structural or other material defects or damages and no deferred maintenance, whether latent or otherwise.

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(x) Intentionally Omitted.

(y) Condemnation. No condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

(z) Access. The Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Property. All roads necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

(aa) Forfeiture. There has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

(bb) Solvency. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and, immediately following the making of the Loan, will be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured, and Borrower’s assets, immediately following the making of the Loan, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, or believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against Borrower or any Borrower Party in the last seven years, and neither Borrower nor Borrower Party in the last seven years has ever made an assignment of its assets for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

(cc) Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower or any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower can foresee, would result in a Material Adverse Change to, the Property or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Party. All information supplied by Borrower regarding any other Collateral is accurate and complete in all material respects. All evidence of Borrower and Borrower Party’s identity provided to Lender is genuine, and all related information is accurate.

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(dd) Environmental.

(i) Compliance. Borrower (A) is in compliance with all applicable Environmental Laws, (B) has obtained all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted, (C) has not received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that Borrower or Guarantor has failed to comply with any Environmental Law, (D) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened against Borrower, nor have any settlements been reached by or with any parties or any liens imposed in connection with Material of Environmental Concern or Environmental Laws, and (E) no circumstance exists that may prevent or interfere with Borrower’s full compliance in the future with all applicable Environmental Laws.

(ii) No Claim. There is no Environmental Claim pending or threatened against Borrower or the Property.

(iii) No Violation. There are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of any Environmental Claims against Borrower or the Property.

(iv) No Materials of Environmental Concern, (a) There are no on-site or offsite locations in which Borrower has stored, disposed or arranged for the disposal of Materials of Environmental Concern; (b) there are no underground storage tanks located on Property, (c) there is no asbestos in the Improvements and (d) no polychlorinated biphenyls (PCBs) are used or stored at the Property.

ARTICLE IV.

COVENANTS AND AGREEMENTS OF BORROWER

4.1. Covenants and Agreements. Borrower covenants to Lender as follows:

(a) Change of Name. Identity or Structure. Borrower shall not change its name, identity (including trade name) or its entity structure or governance without notifying Lender of any change in writing at least 30 days prior to the date of the change.

(b) Single Purpose Entitv/Separateness. Borrower represents, warrants and covenants to comply with the Single Purpose Entity Covenants set forth on Exhibit E attached hereto:

(c) Indemnity. Fees and Expenses: Waivers. Borrower’s obligations under this Section 4.1(V) shall survive (1) payment in full of all Indebtedness, (2) maturity of the Loan and (3) termination of this Agreement and the other Loan Documents.

(1) Borrower shall protect, defend, indemnify, reimburse and hold each Indemnified Party harmless from all Claims of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by an Indemnified Party at any time, arising out of or in any way connected with (A) the Loan, (B) the Property, (C) any Loan Document, (D) bodily injury, death, or property damage occurring in, upon or adjacent to the Property, through any cause whatsoever, (E) Indemnified Party’s exercise of remedies under the Loan Documents, (F) any act performed or omitted to be performed by any Indemnified Party under any Loan Document, (G) any Borrower failure to perform its obligations under any Contract or License, (H) any Event of Default, (I) any Environmental Claim, or (J) any Borrower Party violation of Applicable Law, INCLUDING ANY CLAIMS ACTUALLY OR ALLEGEDLY ARISING FROM THE ORDINARY, CONTRIBUTORY, COMPARATIVE OR SOLE NEGLIGENCE, OR STRICT LIABILITY, OF ANY INDEMNIFIED PARTY, except to the extent a court of competent jurisdiction determines in a final, non-appealable judgment that the Claims actually arose from the Indemnified Party’s gross negligence, fraud, intentional or willful misconduct.

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(2) If an Indemnified Party notifies Borrower of any Claims for which Borrower’s indemnity in Subsection (1) above applies, Borrower shall, on behalf of the Indemnified Party, assume and conduct, with due diligence and in good faith, the investigation and defense of the Claims with counsel selected by the Indemnified Party. If both Borrower and an Indemnified Party are defendants to the Claims and the Indemnified Party has been advised in writing by counsel that there may be legal defenses available to it which are inconsistent with those available to Borrower, then the Indemnified Party may select separate counsel to participate in the investigation and defense of the Claims on its own behalf, and Borrower will pay or reimburse the Indemnified Party for all Attorneys’ Fees incurred with respect to separate counsel.

(3) If an Indemnified Party notifies Borrower of any Claims for which Borrower’s indemnity in Subsection (1) above applies and Borrower fails to comply with the terms of Subsection (2) above, within 15 days after being notified of the Claims, then (A) notwithstanding anything to the contrary in any of the Loan Documents, an Event of Default will immediately occur, and (B) the Indemnified Party may contest (or settle) the Claims at Borrower’s expense using counsel selected by the Indemnified Party.

(4) Borrower shall pay, immediately upon Lender’s demand, all fees (including appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, uniform commercial code search fees, escrow fees, and Attorneys’ fees) and all other costs Lender or Borrower incurs in connection with (A) the Loan and the Loan Documents, (B) any Event of Default, (C) Lender’s (1) exercise of remedies under the Loan Document or (2) protection of the Property, or (D) any modification to the Loan Document.

(5) Borrower, with respect to the Indebtedness, waives: (A) PRESENTMENT FOR PAYMENT; (B) DEMAND; (C) NOTICE OF DEMAND, DISHONOR AND NONPAYMENT; (D) NOTICE OF INTENTION TO ACCELERATE; (E) NOTICE OF ACCELERATION; (F) NOTICE OF DISPOSITION OF COLLATERAL; (G) THE DEFENSE OF IMPAIRMENT OF COLLATERAL; (H) THE RIGHT TO A COMMERCIALLY REASONABLE SALE OF COLLATERAL; (I) PROTEST AND NOTICE OF PROTEST; and (J) AND DILIGENCE IN COLLECTING, AND BRINGING SUIT AGAINST ANY OTHER PARTY.

(6) If Lender appoints a substitute or successor Trustee, then Borrower waives any right to attack the validity, or require Lender to show proof of the authorization, of the appointment for any reason.

(7) Borrower further waives and releases the rights (A) of redemption, valuation, and appraisement of the Property or other Collateral, (B) to (i) marshaling of Borrower’s assets (including the Property), (ii) the sale in inverse order of alienation, (iii) a homestead exemption concerning any of the Collateral, and (C) to any matter to defeat, reduce or affect the Lender’s right under the terms of the Loan Documents to sell the Collateral or collect the full Indebtedness.

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(d) Books and Records. Borrower shall keep accurate books and records in accordance with the Approved Accounting Method. Lender and its representatives may, at any time during reasonable business hours, inspect and copy all of Borrower’s books and records (including all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of the improvements forming a part of the Property).

(e) Financial Statements and other Reports. Borrower shall deliver to Lender the below statements and reports on or before the below delivery deadline. Borrower shall also deliver to Lender any other information, reports or certificates as and when reasonably requested by Lender.

Statement or Report	Frequencv	Delivery Deadline
Certified Borrower’s balance sheet and income/operating statement	Annually	Within 30 days after each calendar year ends
Certified Guarantor’s balance sheet prepared in accordance with the Approved Accounting Method, global schedule of real estate owned and contingent liabilities schedule	Annually	Within 30 days after each calendar year ends
Certified unaudited operating statement, certified rent roll and leasing report for the Property	Monthly	Within 10 days after each calendar month ends
Certified unaudited operating statement, certified rent roll and leasing report, receivable aging report, payable list and aging report for the Property	Quarterly	Within 30 days after each calendar quarter ends
Property pro forma for construction and operating budgets and forecasts for upcoming calendar year	Annually	Within 30 days after each fiscal year ends
Copies of filed federal income tax returns of Borrower and Guarantor	Annually	The earlier of (i) 120 days after each calendar year ends or (ii) 10 days after filing
Compliance Certificate	Quarterly	Delivered along with Borrower and Guarantor annual statements and quarterly Property statements

All statements and reports must be in scope and detail reasonably satisfactory to Lender. During any Event of Default Period, Lender may require that all statements and reports be prepared (and audited after the occurrence of an Event of Default at Borrower’s cost and expense) by an independent certified public accountant, in a manner reasonably acceptable to Lender. Each rent roll and/or delinquency report must, with respect to each of the Leases, contain: (i) each Tenant’s name and address; (ii) rental amount; (iii) square footage of the premises; (iv) security deposit; (v) commencement date; (vi) termination date; (vii) date through which rent is paid; and (viii) the occurrence of any default. Each Guarantor balance sheet must include a detailed global schedule of all real estate interests, directly or indirectly, owned. Borrower shall provide Lender with such additional financial, management, or other information regarding any Borrower Party or the Property, as Lender may reasonably request. Upon Lender’s request, Borrower shall deliver all items required by this Subsection in an electronic format or by electronic transmission reasonably acceptable to Lender.

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Each financial statement shall be certified by (i) any representative of Borrower or acceptable to Lender if such financial statement is delivered by Borrower (ii) by Guarantor if such financial statement is delivered by Guarantor. Each financial statement, report or other information required to be delivered or caused to be delivered by Borrower to Lender under this Agreement and required hereunder to be certified by the chief financial representative of Borrower shall also certify that: (i) all of the covenants set forth in this Section 4.1(e) are fully performed and (ii) the representations and warranties set forth in the this Agreement and in the other Loan Documents are and remain true, correct and complete in all material respects except as disclosed in writing in the certificate. If Borrower fails to provide to Lender the financial statements and other information specified herein within the respective time period specified, and if such failure continues for 5 days after notice from Lender, then Borrower shall pay to Lender a fee in the amount of $1,000.00. In the event such failure shall continues for 15 days after notice from Lender, it shall constitute an Event of Default hereunder.

(f) Compliance Certificate. Borrower shall deliver a Compliance Certificate to Lender on or before the Compliance Certificate Due Date.

(g) Estoppel Certificate. Borrower shall:

(i) within 10 days after receiving Lender’s request, deliver a certificate stating (or explaining why the statement is false) (A) that the Loan Documents are valid and binding obligations of Borrower, (B) that the Loan Documents are enforceable against Borrower in accordance with their terms, (C) the Principal Amount, (D) that the Loan Documents have not been released, subordinated or modified, (E) the date of the last Loan payment, and (F) that Borrower is entitled to no offsets or defenses against enforcement of the Loan Documents; and

(ii) within 10 days after receiving Lender’s request, deliver a certificate from each requested Tenant, in form and substance acceptable to Lender, confirming the terms of the Tenant’s Leases.

(h) Further Assurances. Borrower shall, on Lender’s request and at Borrower’s cost: (i) promptly correct any defect concerning the Loan Documents, the Leases or the Collateral; (ii) execute, deliver and file any instrument, and do anything Lender reasonably determines to be necessary or desirable to carry out the purposes of the Loan Documents; (iii) take all necessary action to promptly protect the liens or the security interests under the Loan Documents against any Person other than Lender; (iv) take all actions reasonably necessary or desirable in Lender’s determination to comply with the requirements or requests of any Governmental Authority; and (v) submit to Lender such additional information concerning the Collateral or the Contractors as Lender may reasonably request.

(i) Location and Use of Collateral. All tangible Collateral will be used in the business of Borrower and shall remain in Borrower’s control at all times at Borrower’s risk of loss and shall be located on the Property. The Property shall not be used to sell, grow, produce, or distribute cannabis or for any service directly related to the sale, growth, production, or distribution of cannabis.

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(j) Insurance Requirements.

(i) Insurance. Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(A) comprehensive “All Risk” or “Special Form” insurance on the Improvements and the personal property (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations) with no waiver of depreciation, but the amount shall in no event be less than the outstanding Principal Amount; (B) containing an agreed amount endorsement with respect to the Improvements and personal property waiving all co-insurance provisions, or confirmation that co-insurance does not apply; and (C) providing for no deductible in excess of $25,000.00 for all such insurance coverage. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently, or at any time in the future, located in a Federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the outstanding Principal Amount or such other amount as Lender shall require; (y) earthquake insurance in amounts and form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity with a probable maximum loss (PML) exceeding twenty percent (20%), and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in any coastal region, and if such windstorm coverage is excluded under the Special Form Coverage, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive “All Risk” or “Special Form” insurance policy required under this Subsection (T);

(B) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverage against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (l)to be on the so-called “occurrence” form with a combined limit of not less than $2,000,000.00 in the aggregate and $1,000,000.00 per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (2) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (3) to cover at least the following hazards: (i) premises and operations; (ii) products and completed operations on an “if any” basis; (iii) independent contractors; (iv) blanket contractual liability for all legal contracts; and (v) contractual liability covering the indemnities contained in the Security Instrument to the extent the same is available;

(C) rental loss and/or business income interruption insurance (1) with loss payable to Lender; (2) covering all risks required to be covered by the insurance provided for in subsection (A) above; for loss of Rents in an amount equal to one hundred percent (100%) of the projected gross income from operations for a period of twelve (12) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. The amount of such loss of Rents or business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate from the Property for the succeeding twelve (12) month period. Notwithstanding anything to the contrary contained in this Agreement, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied at Lender’s sole discretion to (I) the Indebtedness, or (II) Operating Expenses approved by Lender in its sole discretion; provided’ however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Indebtedness, except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

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(D) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage forms do not otherwise apply, owner’s and contractor’s protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy

(E) worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Applicable Laws;

(F) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(G) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of not less than $1,000,000.00;

(H) umbrella or excess liability insurance in an amount not less than $5,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(I) if the Property is or becomes a legal “non-conforming” use, ordinance or law coverage to compensate for the cost of demolition and rebuilding of the undamaged portion of the Property along with any increased cost of construction in amounts as requested by Lender;

(J) the commercial property business income, general liability and umbrella or excess liability insurance required hereunder shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required hereunder at all times during the term of the Loan so long as Lender determines that either (I) prudent owners of real estate comparable to the Property are maintaining same or (II) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance; and

(K) upon 60 days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(ii) Form and Quality. All insurance policies shall be endorsed in form and substance acceptable to Lender to name Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a standard mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the state in which the Property is located, with a rating of “A:X” or better as established by Best’s Rating Guide. Each policy shall provide that such policy may not be canceled or materially changed except upon 30 days’ prior written notice of intention of non-renewal, cancellation or material change to Lender and that no act or thing done by Borrower shall invalidate any policy as against Lender. Blanket policies shall be permitted only if (A) Lender receives appropriate endorsements and/or duplicate policies containing Lender’s right to continue coverage on a pro rata pass-through basis and that coverage will not be affected by any loss on other properties covered by the policies and (B) the policy contains a sublimit equal to the replacement cost of the Property in an amount approved by Lender which is expressly allocated for the Property, and any such policy shall in all other respects comply with the requirements of this Section. Borrower authorizes Lender to pay the premiums for such policies (the “Insurance Premiums”) from the Insurance Impound, if any, as the same become due and payable annually in advance. If Borrower fails to deposit funds into the Insurance Impound, if any, sufficient to permit Lender to pay the Insurance Premiums when due, Lender may obtain such insurance and pay the premium therefor and Borrower shall, on demand, reimburse Lender for all expenses incurred in connection therewith.

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(iii) Assignment. Borrower shall assign the policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. If requested by Lender, Borrower shall deliver copies of all original policies certified to Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. If Borrower elects to obtain any insurance which is not required under this Agreement, all related insurance policies shall be endorsed in compliance with Section 4. 1(1L and such additional insurance shall not be canceled without prior notice to Lender. From time to time upon Lender’s request, Borrower shall identify to Lender all insurance maintained by Borrower with respect to the Property. The proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as herein provided.

(iv) Adjustments. Borrower shall give immediate written notice of any loss to the insurance carrier and to Lender. Borrower irrevocably authorizes and empowers Lender, as attorney in fact for Borrower coupled with an interest, to notify any of Borrower’s insurance carriers to add Lender as a loss payee, mortgagee insured or additional insured, as the case may be, to any policy maintained by Borrower that is required under this Agreement, and if Borrower fails to diligently do so, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender’s reasonable expenses incurred in the collection of such proceeds. Nothing contained in this Section 4.1 (IT however, shall require Lender to incur any expense or take any action hereunder

(k) Escrow. Borrower shall not be required to make monthly deposits into the Tax and Insurance Escrow Account for Taxes and Insurance Premiums provided that (i) no Event of Default has occurred and is continuing, (ii) the Property is covered by insurance as required in herein, (iii) Borrower has provided sufficient evidence to Lender that the Insurance Premiums have been paid on or before the date the Insurance Premiums are due, and (iv) Borrower has provided sufficient evidence to Lender that the Taxes have been paid on or before the date the Taxes are delinquent. In the event the foregoing conditions are not satisfied, as additional security for the Indebtedness and Borrower’s obligations under the Loan Documents, Borrower shall establish and maintain the Tax and Insurance Escrow Account. Contemporaneously with the establishment of the Tax and Insurance Escrow Account, Borrower will deposit into the Tax and Insurance Escrow Account a sum equal to all Real Estate Taxes and Insurance Premiums for the then current year, as Lender reasonably estimates. Thereafter, on each Interest Payment Date, Borrower shall pay to Lender, which Lender will deposit into the Tax and Insurance Escrow Account (x) a sum of money equal to 1/12th of the annual charges for the Insurance Premiums and (y) sum of money equal to 1/12th of the annual Taxes, which amounts shall be calculated as the necessary sufficient funds (as Lender reasonably estimates) to permit Lender to pay, at least 30 days prior to the due date, the next installments for Real Estate Taxes and Insurance Premiums. Borrower shall ensure that Lender receives, at least 30 days prior to the due date, all invoices for Real Estate Taxes and Insurance Premiums. So long as no Event of Default has occurred and Lender has received all invoices for Real Estate Taxes and Insurance Premiums, Lender shall pay (or will permit Borrower to make withdrawals from the Tax and Insurance Escrow Account to pay) all invoices for Real Estate Taxes and Insurance Premiums. Any excess amounts in the Tax and Insurance Escrow Account may, at Lender’s option, be retained in the account for future use, applied to the Indebtedness or refunded to Borrower. Borrower shall immediately remit to Lender funds (as Lender determines and demands) sufficient to satisfy any deficiency in the Tax and Insurance Escrow Account. The Tax and Insurance Escrow Account is not, unless otherwise explicitly required by Applicable Law, an escrow or trust fund. The Tax and Insurance Escrow Account will not bear interest. The Tax and Insurance Escrow Account may be mingled with the general funds of Lender. Borrower grants to Lender a security interest in all funds deposited with Lender for the purpose of securing the Loan. If at any time (i) the amount on deposit with Lender, together with amounts to be deposited by Borrower before such Insurance Premiums are payable, is insufficient to pay such Insurance Premiums, or (ii) the amount on deposit with Lender, together with amounts to be deposited by Borrower before such Taxes are payable, is insufficient to pay such Taxes, Borrower shall deposit any deficiency with Lender after 10 days’ written notice. Lender shall pay such Taxes when the amount on deposit with Lender is sufficient to pay such Taxes and Lender has received a bill for such Taxes. During an Event of Default Period, Lender may apply the Tax and Insurance Escrow Account funds to the Indebtedness as Lender determines.

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(l) Operation of Property. Borrower shall operate the Property in accordance with all Applicable Laws and in the same manner as is customary and usual in the operation of comparable commercially office properties in the same metropolitan area as the Property. Borrower shall use the Property solely for commercial purposes. Borrower shall not use or allow the use of the Property in any manner which constitutes a public or private nuisance. Without obtaining Lender’s prior written consent, Borrower shall: (i) use all commercially reasonable efforts to oppose any zoning reclassification of the Property, (ii) not seek, or acquiesce to, any zoning reclassification or variance for the Property; (iii) not impose any additional restrictive covenants or encumbrances upon the Property; (iv) not execute or file any subdivision plat affecting the Property; (v) not consent to any municipality’s annexation of the Property to any municipality; (vi) not permit the Property to be operated as a cooperative or condominium; (vii) not permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Property; (viii) not permit any action or inaction which may reasonably be expected to diminish the value of the Property.

(m) Repair and Maintenance. Borrower shall keep the Property in good order, repair, condition and appearance. Borrower shall promptly make all necessary repairs and replacements, to the Property. Borrower shall insure that the Property is not deteriorated, misused, abused or wasted. All replacements to the Property must be equal or better than the replaced Property was when it was new. Borrower may not, without Lender’s prior written consent: (i) erect any new buildings or structures or other Improvements on the Property (other than Property repairs, restoration in connection with any casualty and/or improvements in connection with Leases); (ii) except for the foregoing repairs, remove any Property from the Land; or (iii) make any structural alteration or any other alteration to the Property involving an estimated expenditure of $25,000.00 or more. Lender (or its designee) may, at Borrower’s expense, inspect or examine the Property during normal business hours and without unnecessarily interrupting the Tenants or the operations of the Property. Except during any Event of Default Period, Lender (or its designee) shall give Borrower 24 hours advanced notice (by any means and not subject to the terms of Section 9.18 below). Borrower shall assist Lender (and its designees) in completing any inspection. Borrower (or its designee) may accompany Lender (and its designee) during any inspection of the Property. If Lender’s inspection reveals that repairs to the Property are necessary, then Borrower shall complete all repairs or other work to Lender’s reasonable satisfaction within 90 days after Lender delivers written notice of the necessary repairs to Borrower.

(n) Appraisal. At Borrower’s expense, Lender may obtain from time to time an Appraisal. The costs for any Appraisal are Additional Costs. Notwithstanding anything to the contrary in the Loan Documents, Borrower will only be liable for the cost of one Appraisal after the occurrence of an Event of Default or in connection with the exercise of the First Option to Extend.

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(o) Casualty and Condemnation.

(i) Borrower’s Obligation. If any Damage or a Taking occurs, then Borrower shall promptly (A) notify Lender of the Damage and take all necessary steps to preserve the Collateral, (B) at Borrower’s expense (1) diligently prosecute any Taking proceedings, (2) consult and cooperate with Lender in handling the Taking proceedings, and (C) subject to Sections 4.1 (o)( ii) - (iv) below and regardless of whether the Net Proceeds are, or Award is, sufficient, commence and diligently (but, unless Lender approves otherwise in writing, no later than 90 days after the Damage occurs) complete the Restoration. Borrower shall comply with Lender’s reasonable requirements to preserve the Collateral. Borrower may not settle any Taking proceedings without Lender’s prior written consent. Lender may (but is not obligated to) participate in all Taking proceedings. Borrower shall sign and deliver all instruments Lender requests in connection with Lender’s participation in any Taking proceeding. All of Lender’s reasonable costs in any Taking proceeding are Additional Costs.

(ii) Lender’s Rights. Borrower will remain liable for the Indebtedness outstanding after Lender applies any Net Proceeds or Award. Lender will not pay interest on any Net Proceeds or Award Lender holds. If Borrower receives any insurance proceeds for the Damage or an Award, then Borrower shall promptly deliver all of the proceeds or Award to Lender, without deduction. Notwithstanding anything in the Loan Documents, at law or in equity to the contrary, the Net Proceeds and Award will not be trust funds and Lender may dispose of the Net Proceeds or Award as permitted in the Loan Documents. Borrower assumes all risk of loss from any Damage or Taking.

a. If any Damage occurs which is, at least partially, covered by insurance, then: (A) if Borrower does not promptly make an insurance claim for the Damage, then Lender may, but is not obligated to, make the insurance claim; (B) if Lender makes an insurance claim, then Borrower authorizes and empowers Lender to settle, adjust, or compromise the claim; (C) Borrower authorizes and directs the insurer to make any Damage payment directly to Lender; and (D) unless otherwise expressly set forth in Subsection (iii) below, Lender may apply the Net Proceeds in any order it determines.

b. Borrower assigns all Awards to Lender. All Awards must be paid to Lender. Lender may (A) collect, receive, and give receipt for, any Award, (B) accept any Award in any amount without question, and (C) appeal any judgment, decree, or Award. Borrower shall sign and deliver all instruments Lender requests to evidence Borrower’s assignments and authorizations in this Subsection.

(iii) Application of Net Proceeds or Award. Except during an Event of Default Period, Lender shall make the Net Proceeds or the Award available to Borrower for Restoration if: (A) prior to beginning the Restoration, in Lender’s determination, the Restoration is practical and will be completed (1) within a reasonable time and (2) at least 90 days prior to the Scheduled Maturity Date; (B) prior to beginning the Restoration, in Lender’s determination, Borrower has sufficient business interruption insurance; (C) prior to beginning the Restoration, Borrower enters into Contracts acceptable to Lender for Restoration; (D) prior to the beginning and until completion of the Restoration, Borrower has deposited and continuously maintains all Additional Funds with Lender; and (E) prior to the beginning and until completion of the Restoration, in Lender’s determination, once the Restoration is complete, the Debt Service Coverage Ratio will exceed 1.20:1.0. Lender may (as Lender determines in its sole discretion) apply against the Indebtedness any Net Proceeds or Award in excess of the Restoration costs.

(iv) Disbursement of Net Proceeds or Award. If Net Proceeds or an Award are available for Restoration, then Lender shall, in its sole discretion, establish a disbursement procedure (including lien releases and title insurance) and periodically make the Award or Net Proceeds (and the Additional Funds, if any) available to Borrower (in installments).

(v) Effect on Indebtedness. Prior to, during and after any Damage or Taking, Borrower must pay the Indebtedness and perform its obligations under the Loan Documents. Lender’s receipt of Net Proceeds, Rent Loss Proceeds, Additional Funds or an Award does not reduce the Indebtedness until Lender actually applies Net Proceeds, Rent Loss Proceeds, Additional Funds or the Award to the Indebtedness.

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(p) Title Insurance. On or before the Closing Date, Borrower shall furnish to Lender, at Borrower’s expense, the Loan Title Policy. If the Loan Title Policy becomes invalid, or the insurer becomes insolvent or is placed in receivership, then Borrower shall, within 30 days after Lender’s demand, furnish to Lender, at Borrower’s expense, a substitute Loan Title Policy.

(q) Borrower’s Funds. Borrower represents, warrants and covenants to Lender that:

(i) It has taken, and shall continue to take until after the Loan is fully repaid, such measures as are required by law to verify that the funds invested in Borrower are derived (i) from transactions that do not violate U.S. law and, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under U.S. law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(ii) To the best of its knowledge, neither Borrower, nor any Borrower Party, nor any holder of a direct interest in Borrower, nor any Person providing funds to Borrower (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; and (iii) has had any of its/his/her funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(iii) Borrower shall make payments on the Loan using funds invested in Borrower, Revenues or insurance proceeds unless otherwise agreed to by Lender.

(iv) As of the Closing Date and at all times during the term of the Loan, all Revenues are and will be derived from lawful business activities of Tenants of the Property or other permissible sources under U.S. law.

(v) On the Maturity Date, Borrower will take reasonable steps to verify that funds used to repay the Loan in full (whether in connection with a refinancing, asset sale or otherwise) are from sources permissible under U.S. law and to the extent such funds originate outside the United States, permissible under the laws of the jurisdiction in which they originated.

(vi) Borrower is and at all times shall be in compliance with the Office of Foreign Assets Control sanctions and regulations promulgated under the authority granted by the Trading with the Enemy Act (“TWEA”), 50 U.S.C. App. Section 1 et seq., and the International Emergency Economic Powers Act (“IEEPA”), 50 U.S.C. Section 1701 et seq., as the TWEA and the IEEPA may apply to Borrower’s activities;

(vii) Borrower is and at all times shall be in compliance with the Patriot Act and all rules and regulations promulgated under the Patriot Act applicable to Borrower; and

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(viii) Borrower (1) is not now, nor has ever been, under investigation by any Governmental Authority for, nor has been charged with or convicted for a crime under, 18 U.S.C. Sections 1956 or 1957 or any predicate offense thereunder, or a violation of the Bank Secrecy Act; (2) has never been assessed a civil penalty under any anti-money laundering laws or predicate offenses thereunder; (3) has not had any of its funds seized, frozen or forfeited in any action relating to any anti-money laundering laws or predicate offenses thereunder; (4) has taken such steps and implemented such policies as are reasonably necessary to ensure that Borrower is not promoting, facilitating or otherwise furthering, intentionally or unintentionally, the transfer, deposit or withdrawal of criminally derived property, or of money or monetary instruments which are (or which Borrower suspects or has reason to believe are) the proceeds of any illegal activity or which are intended to be used to promote or further any illegal activity; and (5) has taken such steps and implemented such policies as are reasonably necessary to ensure that Borrower is in compliance with all laws and regulations applicable to its business for the prevention of money laundering and with anti terrorism laws and regulations, with respect both to the source of funds from its investors and from its operations, and that such steps include the development and implementation of an anti-money laundering compliance program within the meaning of Section 352 of the Patriot Act, to the extent Borrower is required to develop such a programs under the rules and regulations promulgated pursuant to Section 352 of the Patriot Act.

(r) Collateral. Until the Maturity Date, Borrower:

(1) shall faithfully perform each of its affirmative and negative obligations under the Additional Collateral and the Leases;

(2) shall promptly enforce against all Persons (other than Lender), including Tenants, the terms of the Additional Collateral and the Leases;

(3) except as otherwise permitted in Section 4.1(f) below, may not, without Lender’s prior written approval, (A) waive, modify or amend any terms of the Additional Collateral or the Leases, (B) release or discharge any Person (including any Tenant) from its obligations under any of the Additional Collateral or the Leases, or (C) terminate any of the Licenses, Contracts or Leases;

(4) may not enter into any new Contracts without Lender’s prior written approval; however, notwithstanding the foregoing, Borrower may, without Lender’s approval, enter into, modify or amend (i) Contracts terminable upon 30 days’ notice, and (ii) Contracts for tenant improvements in connection with Leases that are entered into in accordance with the terms of the Loan Documents;

(5) except as otherwise permitted in Section 4.1(T) below or in the Security Instrument, may not enter into any new Leases without Lender’s prior written approval;

(6) shall, unless Lender otherwise agrees in writing, assign to Lender any letter of credit securing any Tenant Lease obligations; and

(7) shall give Lender prompt notice of any actual or alleged default under the Additional Collateral or the Leases along with a copy of any written notice Borrower receives concerning the actual or alleged default.

(s) Covenants on Environmental Matters.

(i) Borrower shall (i) comply strictly and in all respects with applicable Environmental Laws; (ii) notify Lender immediately upon Borrower’s discovery of any spill, discharge, release or presence of any Material of Environmental Concern at, upon, under, within, contiguous to or otherwise affecting the Property; (iii) at Borrower’s sole cost and expense, promptly remove such Materials of Environmental Concern and remediate the Property in full compliance with Environmental Laws or as reasonably required by Lender based upon the recommendations and specifications of an independent environmental consultant approved by Lender; and (iv) promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Material of Environmental Concern or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Property or Borrower.

(ii) Borrower shall not cause and shall use commercially reasonable efforts to prohibit any Tenant or other Person from (i) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Materials of Environmental Concern at, upon, under, within or about the Property or the transportation of any Materials of Environmental Concern to or from the Property (except for cleaning and other products used in connection with routine maintenance or repair of the Property in full compliance with Environmental Laws), (ii) installing any underground storage tanks at the Property, or (iii) conducting any activity that requires a permit or other authorization under Environmental Laws.

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(iii) Borrower shall provide to Lender, at Borrower’s sole cost and expense, promptly upon the written request of Lender from time to time, a Site Assessment or, if required by Lender, an update to any existing Site Assessment for the Property, to assess the presence or absence of any Materials of Environmental Concern and the potential costs in connection with abatement, cleanup or removal of any Materials of Environmental Concern found on, under, at or within the Property. Borrower shall pay the cost of no more than one such Site Assessment or update for the Property in any 12-month period, unless Lender’s request for a Site Assessment is based on a reasonable suspicion of Materials of Environmental Concern at or near the Property, a breach of representations hereunder, or an Event of Default, in which case any such Site Assessment or update shall be at Borrower’s expense.

(iv) As between Borrower and Lender, all risk of loss associated with non- compliance with Environmental Laws, or with the presence of any Material of Environmental Concern at, upon, within, contiguous to or otherwise affecting the Property, shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any loss (including any loss in value attributable to Materials of Environmental Concern), damage or liability therefrom, including all costs of removal of Materials of Environmental Concern or other remediation required by Lender or by law. Borrower shall indemnify, defend and hold Lender and its directors, officers, employees and agents harmless from and against all actual loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense and consultant fees, investigation and laboratory fees, court costs, and other litigation expenses) arising or alleged to have arisen out of or associated, in any way, with (a) the non-compliance with Environmental Laws, (b) the existence of Materials of Environmental Concern in, on, or about the Property, (c) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Materials of Environmental Concern, (d) any lawsuit brought or threatened, settlement reached, or government order relating to such Materials of Environmental Concern, (e) a breach of any representation, warranty or covenant contained in this Article 4, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, or (f) the imposition of any environmental lien encumbering the Property; INCLUDING, WITHOUT LIMITATION, LOSS, LIABILITY, DAMAGE, CLAIM, COST OR EXPENSE RESULTING OR ALLEGED TO HAVE RESULTED SOLELY FROM LENDER’S NEGLIGENCE OR STRICT LIABILITY, but Borrower shall not be liable under such indemnification to the extent such liabilities result solely from Lender’s gross negligence, willful misconduct or fraud as determined by a final non-appealable judgment of a court of competent jurisdiction; and provided, further, that Borrower also shall not be liable under such indemnification to the extent such liabilities result solely from Lender’s or any other bona fide third party purchaser’s acts or omissions as owner of the Property by foreclosure deed or deed in lieu of foreclosure (or other acquisition of title by Lender or such bona fide third party purchaser), or from any Materials of Environmental Concern that first come to be located at, upon, under, within, contiguous to or otherwise affecting the Property after the date that Borrower no longer owns the Property. Borrower’s obligations under this Section 4.1 shall arise whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Material of Environmental Concern, and whether or not the existence of any such Material of Environmental Concern or potential liability on account thereof is disclosed in any Site Assessment and shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in the Property (by foreclosure, deed in lieu of foreclosure or otherwise). Additionally, if any Materials of Environmental Concern affect or threaten to affect the Property, Lender may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable at the expense of Borrower in order to abate the discharge of any Materials of Environmental Concern or remove the Materials of Environmental Concern. Any amounts payable to Lender by reason of the application of this Section 4.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrower under this Section 4.1 shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure or delivery of a deed in lieu of foreclosure.

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(v) Lender’s Right to Protect Collateral. If any discharge of Materials of Environmental Concern or the threat of a discharge of Material of Environmental Concern affecting the Property occurs, whether originating or emanating from the Property or any contiguous real estate and/or Borrower fails to comply with any Environmental Laws or related regulations, Lender may at its election, but without the obligation so to do, give such notices and/or cause such work to be performed at the Property and/or take any and all other actions as Lender shall deem necessary or advisable in order to abate the discharge of any Material of Environmental Concern, remove the Material of Environmental Concern or cure Borrower’s noncompliance.

(vi) Notwithstanding any provision hereunder or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under the “security interest” or “secured creditor” exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Environmental Indemnity Agreement or the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the “security interest” exception.

(t) Leasing Matters.

(i) Standard Lease Form; Approval Rights. All Leases and other rental arrangements shall in all respects be approved by Lender and shall be on a standard lease form approved by Lender with no material modifications (except as approved by Lender). Such lease form shall provide that (a) the lease is subordinate to the Security Instrument, (which may be subject to Lender agreement of non-disturbance), (b) the tenant shall attorn to Lender, and (c) any cancellation, surrender, or amendment of a Lease without the prior written consent of Lender shall be voidable by Lender. Borrower shall hold all tenant security deposits in the manner required by Applicable Law. Within twenty (20) days after Lender’s request, Borrower shall furnish to Lender a statement of all tenant security deposits, and copies of all leases not previously delivered to Lender, certified by Borrower as being true and correct. Notwithstanding anything contained in the Loan Documents, Borrower shall have the right to enter into Leases or amendments, renewals, expansions or modifications of any existing Leases without Lender’s consent provided (i) the proposed Lease, renewal, modification, expansion is an arm’s length transaction, on economic terms conforming to current market conditions, with a Tenant that is not an Affiliate and (ii) the proposed Lease is in the form previously approved by Lender without any material modifications (except as approved by Lender except for those modifications that are transaction specific, commercially reasonable in the marketplace for similar leases and/or are approved by Lender).

(ii) Deemed Approval. Whenever Lender’s approval or consent, which approval or consent shall not be unreasonably withheld, conditioned or delayed, is required pursuant to the provisions of this Section 4.1(tT Lender shall use reasonable good faith efforts to respond in writing within 5 Business days after Lender’s receipt of Borrower’s written request and all required information and documentation relating thereto in which to approve or disapprove such matter. If Lender fails to respond in writing to such request within 5 Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters ‘REQUEST DEEMED APPROVED IF NO WRITTEN RESPONSE WITHIN 5 DAYS”, Lender shall be deemed to have approved or consented to such matter if Lender fails to respond in writing to such second written request before the expiration of such 5 day period.

(iii) Covenants. Borrower shall (or shall cause Property Manager to):

(A) perform the obligations which Borrower is required to perform under the Leases;

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(B) enforce the obligations to be performed by the Tenants under the Leases;

(C) promptly furnish to Lender any notice of default or termination received by Borrower from any Tenant, and any notice of default or termination given by Borrower to any Tenant;

(D) not collect any Rents for more than 30 days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to 1 months’ rent;

(E) not enter into any ground lease of any part of the Property;

(F) not further assign or encumber any Lease;

(G) not, except with Lender’s prior written consent, cancel or accept surrender or termination of any Lease;

(H) not, except with Lender’s prior written consent, modify, amend or terminate any Lease; and

(I) assign to Lender any letter of credit evidencing a security deposit on such terms as may be required by Lender and shall deliver the original of such letter(s) of credit to Lender.

(u) Management Agreement. As of the date hereof, Borrower shall self-manage the Property. If Borrower employs an third party Property Manager, Borrower shall (i) cause Property Manager to manage the Property in accordance with the Management Agreement approved by Lender, (ii) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (iii) promptly notify Lender of any default under the Management Agreement of which it is aware, (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Property Manager under the Management Agreement. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed. Borrower shall not (i) surrender, terminate, cancel, modify, renew or extend the Management Agreement, (ii) enter into any agreement relating to the management or operation of the Property with Property Manager or any other Person, (iii) consent to the assignment by the Property Manager of its interest under the Management Agreement, or (iv) waive or release any of its rights and remedies under the Management Agreement, in each case without the express consent of Lender. Lender shall have the right to require Borrower to hire or replace the Property Manager with (x) an Unaffiliated Qualified Manager selected by Borrower, or (y) another property manager chosen by Borrower and approved by Lender in its sole and absolute discretion, upon the occurrence of any one or more of the following events: (i) at anytime following the occurrence of an Event of Default, (ii) if Property Manager shall be in material default under the Management Agreement beyond any applicable notice and cure period, (iii) if Property Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the Property Manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

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ARTICLE V.

DEFAULTS AND REMEDIES

5.1. Event of Default. The term “Event of Default” means that:

(a) Monetary Obligations. Borrower fails to pay: (i) prior to the Maturity Date, any Indebtedness within 5 days after it is due and payable; or (ii) all of the Indebtedness on the Maturity Date; or

(b) Representations. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Borrower to Lender in connection with this Agreement or any of the other Loan Documents, or as an inducement to Lender to enter into this Agreement and the other Loan Documents, shall be false, incorrect, incomplete or misleading in any respect when made or furnished; or

(c) Insolvencv: Bankruptcy. A Bankruptcy Event occurs; or

(d) Third Party Matters. Any Borrower Party (i) is in default under any agreement (other than the Loan Documents), (ii) fails to pay any final money judgment, (iii) becomes party to any proceeding, or (iv) fails to comply with any Applicable Laws, which may (in Lender’s determination) materially and adversely impair (A) the Borrower Party’s ability to perform its obligations under the Loan Documents, or (B) the value of, or Lender’s rights in, the Collateral; or

(e) Transfers: Liens: Debt. Without Lender’s prior written consent (which Lender may withhold for any reason or condition upon any event or consideration, as Lender determines in its sole discretion), Borrower:

(1) sells, leases (except as expressly permitted in the Loan Documents), exchanges, assigns, transfers, conveys or otherwise disposes of any part of, or any interest in, the Property or the Collateral, or legal or equitable title to any part of, or any interest in, the Property is vested in any Person other than Borrower or Lender by operation of law or otherwise, whether voluntary or involuntary. Notwithstanding anything to the contrary in this Section5.1 tel or elsewhere in the Loan Documents, a sale wherein all of Borrower’s obligations are paid in full to Lender, shall not constitute an Event of Default; or

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(2) creates or permits any (voluntary or involuntary) lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Collateral which are not delinquent), security interest or other encumbrance, conditional sale or other title retention document, against or covering any portion of the Collateral; or

(f) Death; Dissolution; Change in Ownership or Control. Any Borrower Party dies or becomes legally incapacitated, dissolves, liquidates, merges or consolidates; any interest in Borrower is, voluntarily or involuntarily, assigned, encumbered, or otherwise transferred; or

(g) Financial Reporting. Lender does not receive any item on the date it is due under Section 4.1(e); or

(h) DSCR Test Default. A DSCR Test Default occurs;

(i) Lis Pendens. A Notice of lis pendens affecting Property is filed; or

(j) Lawsuit. Any Borrower Party or principal of Borrower is the subject of an investor lawsuit and, within 30 days of the filing of the lawsuit, (i) Borrower fails to pay off the Loan in full, or (ii) the defendant fails to have such lawsuit dismissed; or

(k) Cannabis Use. The Property shall not be used to sell, grow, produce, or distribute cannabis.

(l) Non-Monetary Obligations. Any Borrower Party fails, on or before the expiration of the Grace Period, to timely perform any of its obligations in any Loan Document, other than those failures specifically governed by any other Subsection of this Section 5.1.

5.2. Remedies.

(a) Pre-Event of Default. Lender may file, appear in, or defend any Loan Matter. Lender may employ counsel (including in-house counsel) and incur any expenses, including Attorneys’ Fees, in connection with any Loan Matter. If Lender incurs any expense in connection with any Loan Matter, Borrower shall have 10 days to pay such expenses upon written demand from Lender. If Borrower fails to pay within such time, then the expenditure will bear interest at the Default Rate from the date incurred until the date on which Borrower fully repays the expenditure along with all accrued interest. The expenditure and all accrued interest are Indebtedness. Borrower shall immediately pay to Lender all amounts due under this Subsection upon Lender’s demand.

(b) Post-Event of Default. During any Event of Default Period:

(i) Lender may declare all Indebtedness in its entirety to be immediately due and payable or exercise any right at law or in equity, or any remedy expressly provided in any of the Loan Documents, including foreclosing any liens or security interests;

(ii) Lender may: (1) enforce all Additional Collateral terms and exercise all rights under the Additional Collateral; (2) enter into, terminate, renew or modify Contracts or Licenses, and make concessions to Governmental Authorities; and (3) exercise all proprietary rights in, and fully utilize, the Plans and Specifications.

(iii) Contractors and Governmental Authorities may: (1) continue work under the Additional Collateral under the sole direction of Lender; and (2) permit Lender to retain and use the Additional Collateral for any purpose Lender deems appropriate. In furtherance of the foregoing, any Person may rely on an affidavit from any officer, agent or attorney of Lender confirming the Event of Default Period.

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By exercising any rights under the Loan Documents, Lender does not (unless Lender expressly agrees in writing) become (i) a party to any of the Additional Collateral, or (ii) liable to any Person, EVEN IF THE LIABILITY ACTUALLY OR ALLEGEDLY AROSE FROM THE ORDINARY, CONTRIBUTORY, COMPARATIVE OR SOLE NEGLIGENCE, OR STRICT LIABILITY OF LENDER. Lender will only be liable for liabilities if a court of competent jurisdiction determines in a final, non-appealable judgment that the liability arose from Lender’s gross negligence, intentional misconduct or fraud.

Lender’s rights under this Section are in addition to any other rights and remedies Lender may have under the Loan Documents, at law, in equity or otherwise. Lender may (but will not be obligated to) also:

(i) at Borrower’s sole cost and expense, take whatever action Lender deems necessary or appropriate, including the use of legal proceedings, to (A) cause Borrower to vacate the Property, and (B) take possession of the Property,

(ii) at Borrower’s sole cost and expense, employ security watchmen to protect the Property, or

(iii) at Borrower’s sole cost and expense, perform or cause to be performed any covenant or agreement of Borrower under any of the Loan Documents.

(c) Costs. All sums Lender incurs in connection with exercising its rights under the Loan Documents will be (1) Additional Costs and will bear interest from the date on which Lender incurs the sum until the date on which the sum is repaid in full at the Default Rate, and (2) secured by the Loan Documents. In addition to Lender’s rights under the Loan Documents, Lender will be automatically subrogated to all rights of the Person receiving any sum from Lender.

ARTICLE VI.

CASH MANAGEMENT

6.1. Clearing Account.

(a) Borrower shall cause all Rents to be transmitted directly by or on behalf of the Tenants into the Clearing Account. Without in any way limiting the foregoing, Borrower (or the Property Manager) shall deposit all Rents into the Clearing Account within five (5) Business Days of receipt. Borrower grants to Lender a security interest in all rights of Borrower, if any, in and to the Clearing Account as additional security for the Indebtedness. So long as there is no Event of Default or Cash Flow Sweep Period continuing, the funds in the Clearing Account may be swept on a daily, weekly or monthly basis (as determined by Borrower) to the Borrower Operating Account. During an Event of Default Period and/or during a Cash Flow Sweep Period, all funds then deposited into the Clearing Account Lender may sweep all funds then or thereafter deposited into the Clearing Account to a Lender controlled account. No funds in the Clearing Account may be commingled with any other funds of the Property Manager or of any Affiliate of the Property Manager or Borrower. Any funds available and on deposit with Clearing Bank as of the commencement of a Cash Flow Sweep Period (but not as of the occurrence of an Event of Default) shall not be swept into the Cash Collateral Account but shall be deposited into the Borrower Operating Account for payment of Operating Expenses and other costs incurred by Borrower in the ordinary course of business. Borrower shall not close the Clearing Account without obtaining the prior consent of Lender. Borrower shall not open any new Clearing Account (i) without at least 30 days prior notice to Lender, (ii) unless the bank or other financial institution at which such accounts are opened and maintained are acceptable to Lender and (iii) unless, prior to the opening of such new Clearing Account, Borrower delivers to Lender a replacement Clearing Account agreement with respect thereto in a form reasonably acceptable to Borrower, Lender, the Property Manager and the replacement Clearing Bank.

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(b) Concurrently herewith, Borrower, Lender and Clearing Bank shall execute a Clearing Account Agreement establishing the Clearing Account pursuant to the terms and provisions herein.

6.2. Cash Collateral Account.

(a) During a Cash Flow Sweep Period, the Clearing Bank will sweep, on a daily basis, all funds deposited into the Clearing Account into the Cash Collateral Account. All funds in the Cash Collateral Account may be applied as set forth in this Section.

(b) A “Cash Flow Sweep Period” shall be deemed to commence upon the occurrence of an Event of Default.

(c) During the continuance of a Cash Flow Sweep Period, funds deposited into the Cash Collateral Account shall be allocated and/or disbursed in the following order of priority:

(i) First, to Lender for payment of the monthly debt service payment and all other sums due under the Loan Documents;

(ii) Second, to the Tax Impound, if any;

(iii) Third, to the Insurance Impound, if any;

(iv) Fourth, to an account designated by Borrower for the sole purpose of paying Reimbursable Expenses; and

(v) Fifth, to an account designated by Borrower for the sole purpose of paying Extraordinary Expenses, if any, approved by Lender; and

(vi) Sixth, to the Monthly Excess Cash Flow Impound.

(d) At the end of any Cash Flow Sweep Period, any funds in the Cash Collateral Account not previously disbursed or applied will be disbursed to the Borrower Operating Account.

(e) During an Event of Default Period Lender may (but is not obligated to), in its sole and absolute discretion, apply all sums then on deposit in the Cash Collateral Account to the Indebtedness, in such order and in such manner as Lender elects in its sole and absolute discretion, including to make a prepayment of the Principal Amount.

6.3. Monthly Excess Cash Flow Impound.

(a) Upon the commencement of a Cash Flow Sweep Period, Lender shall establish a Monthly Excess Cash Flow Impound. During a Cash Flow Sweep Period, on each Interest Payment Date, all amounts remaining from the Cash Collateral Account after payment of items set forth in Section 6.2(c)(i)-(Vii) above shall be transferred by Lender into the Monthly Excess Cash Flow Impound; provided, however, that at any time that an Event of Default does not exist, to the extent that the available funds in the Cash Collateral Account are not sufficient to pay the items set forth in Section 6.2(cXi)-(Vi) above, funds from the Monthly Excess Cash Flow Impound shall be used to pay such items set forth in Section 6.2(c)(T)-(Vf) above.

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(b) Intentionally Omitted.

(c) The funds on deposit in the Monthly Excess Cash Flow Impound shall be released by Lender to Borrower if and only if, the following conditions have been satisfied to the satisfaction of Lender, in its reasonable discretion:

(i) No Event of Default Period exists; and

(ii) A Cash Flow Sweep T ermination Event shall have occurred.

(d) The M onthly Excess Cash Flow Impound shall be held in Lender’ s name and may be commingled with Lender’s own funds at financial institutions selected by Lender in its sole discretion. The Monthly Excess Cash Flow Impound will bear interest, provided that Lender makes no representation or warranty regarding the rate of interest. Upon the occurrence of and during the continuance of an Event of Default, Lender may apply any sums then present in the Monthly Excess Cash Flow Impound to the payment of the Loan in any order in its reasonable discretion. Until expended or applied as above provided, the Funds shall constitute additional security for the Loan. Lender shall have no obligation to release any of the Monthly Excess Cash Flow Impound while any Event of Default (or any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default) exists. All costs and expenses incurred by Lender in the disbursement of any of the Monthly Excess Cash Flow Impound shall be paid by Borrower promptly upon demand or, at Lender’s sole discretion, deducted from the Monthly Excess Cash Flow Impound. On the Maturity Date or the date the Loan is paid in full, the monies then remaining on deposit with Lender under this Section 6.3 shall, at Lender’s option, be applied against the Indebtedness or if no Event of Default exists, returned to Borrower.

(e) Borrower pledges to Lender, and grants a security interest in, any and all Monthly Excess Cash Flow Impound, as additional security for the payment of the Loan. The Monthly Excess Cash Flow Impound shall be held in Lender’s name and may be commingled with Lender’s own funds at financial institutions selected by Lender in its sole discretion. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Monthly Excess Cash Flow Impound to the payment of the Loan in any order in its reasonable discretion. Until applied as above provided, the Monthly Excess Cash Flow Impound shall constitute additional security for the Loan. Lender shall have no obligation to release any of the Monthly Excess Cash Flow Impound while any Event of Default, or event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default, exists.

(f) Notwithstanding anything to the contrary contained in this Agreement, Borrower may request advances from the Monthly Excess Cash flow Impound to fund property related expenses. All such advances are subject to the prior approval of Lender, which approval may be granted or withheld in Lender’s sole discretion

ARTICLE VII.

RESERVE FUNDS

7.1. Security. Establishment of Funds.

(a) Security. The Loan shall be secured by the Security Instrument creating a first lien on the Property, the Assignment of Rents and the other Loan Documents.

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(b) Establishment of Funds. Borrower agrees to establish the following reserves (the “Funds”) with Lender, to be held by Lender as further security for the Loan:

(i) Interest Reserve. On the Closing Date, a portion of the Loan equal to $ 138,000.00 shall be retained and not funded by Lender on the date hereof. These monies shall be retained as an Interest Reserve to be held in an account controlled by Lender for the monthly payment of Debt Service on the Loan. On each Interest Payment Date during the first 2 months initial term of the Loan, Lender shall disburse and apply from the Interest Reserve an amount equal to the monthly Debt Sendee of the Loan. If the funds on deposit in the Interest Reserve are insufficient to pay the monthly Debt Service on the Loan for the first 2 Interest Payment Dates, Borrower shall replenish the Interest Reserve by depositing an amount necessary, as determined by Lender in its sole and absolute discretion, to bring the amount on deposit in the Interest Reserve to that which is sufficient to make the monthly Debt Service on the Loan for the first 2 Interest Payment Dates.

(ii) Pledge and Disbursement of Funds. Borrower pledges to Lender, and grants a security interest in, any and all monies now or hereafter deposited in the Interest Reserve as additional security for the payment of the Loan. Lender shall make disbursements from the Interest Reserve pursuant to the terms and provisions herein, but not more often than monthly. The Interest Reserve shall be held in Lender’s name and may be commingled with Lender’s own funds at financial institutions selected by Lender in its reasonable discretion. Interest Reserve will not bear interest. Upon the occurrence of and during the continuance of an Event of Default, Lender may apply any sums then present in the Interest Reserve to the payment of the Loan in any order in its reasonable discretion. Until expended or applied as above provided, the Interest Reserve shall constitute additional security for the Loan. Lender shall have no obligation to release any of the Interest Reserve while any Event of Default (or any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default) exists or any Material Adverse Change has occurred in Borrower or any Borrower Party or the Property. All costs and expenses incurred by Lender in the disbursement of any of the Interest Reserve shall be paid by Borrower promptly upon demand or, at Lender’s sole discretion, deducted from the Interest Reserve. On the Maturity Date or the date the Loan is paid in full, the monies then remaining on deposit with Lender under this Section 7.1 shall, at Lender’s option, be applied against the Indebtedness or if no Event of Default exists, returned to Borrower.

ARTICLE VIII.

OPTION TO EXTEND

8.1. First Option to Extend. B orrower shall have the option to extend the term of the L oan from the Initial Maturity Date, to the First Extended Maturity Date, upon satisfaction of each and every one of the following conditions precedent;

(a) Borrower shall provide Lender with written notice of Borrower’s request to exercise the First Option to Extend not less than 30 days prior to the Initial Maturity Date and no more than 60 days to the Initial Maturity Date.

(b) As of the date of Borrower’s delivery of notice of request to exercise the First Option to Extend, and as of the Initial Maturity Date, no Event of Default shall exist, and no event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default shall be in existence, and Borrower shall so certify in writing to the best of Borrower’s knowledge.

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(c) Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the First Option to Extend.

(d) No Material Adverse Change, as determined by Lender, in the financial condition of Borrower, or any Guarantor, shall exist as of the date of Borrower’s delivery of notice to elect to exercise the First Option to Extend or as of the Initial Maturity Date.

(e) At Borrower’s sole cost and expense, the issuance by the Title Company, and Lender’s receipt, of any endorsements deemed necessary by Lender for attachment to the Loan T itle Policy, insuring the priority and validity of the Security Instrument.

(f) Borrower has delivered to Lender an Appraisal confirming to the satisfaction of Lender that required First Extension Loan-to-Value Percentage; provided, however, in the event such fair market value is not adequate to meet the required First Extension Loan-to-Value Percentage, then Borrower shall have the right, at Borrower’s option, to pay down the outstanding principal balance of the Loan such that said First Extension Loan-to-Value Percentage maybe met. The valuation date of such appraisal shall be within 30 days of the Initial Maturity Date. Any principal balance reduction shall reduce Lender’s commitment by a like amount.

(g) On or before the Initial Maturity Date, Borrower shall replenish the Interest Reserve in an amount sufficient (as determined by Lender) to pay interest through the First Extended Maturity Date.

(h) On or before the Initial Maturity Date, Borrower shall pay to Lender an extension fee in the amount equal to 1.0% of the then current outstanding principal balance of the Loan as of the Initial Maturity Date.

ARTICLE IX,

GENERAL CONDITIONS

9.1. Waiver. Lender may, without impairing its rights under the Loan Documents (a) waive or not enforce any term of the Loan Documents (b) release any part of the Collateral from the lien or security interest of the Loan Documents or (c) release any Person, directly or indirectly, liable for the Indebtedness or any covenant in the Loan Documents, without releasing the liability of any Person.

9.2. Lender’s Action or Inaction. The liens, security interest or other security rights of Lender in any Loan Document will not be impaired by any indulgence, moratorium or release that Lender may grant, including (a) any renewal, extension, increase or modification which Lender may grant with respect to any Indebtedness, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant in respect of the Property, or any part thereof or any interest therein, or (c) any release or indulgence granted to any endorser, guarantor or surety of any Indebtedness. If Lender takes additional security, then Lender will not be deemed to have released or impaired Lender’s liens, assignments, security interests or other rights in and to the Property or under the Loan Documents and Borrower’s, Guarantor’s and any other endorser’s, guarantor’s or other surety’s liability will not be affected, and the rights of any permitted junior lienholder will not be improved, thereby. Lender may resort to any Collateral (or to any other security now existing or hereafter given to secure payment of the Indebtedness) in such order as Lender deems best (in its sole discretion) without waiving any of the rights, benefits, hens or security interests evidenced by the Security Instrument.

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9.3. Lender’s Rights. Lender may waive any Event of Default without waiving any other prior or subsequent Event of Default. Lender may remedy any Event of Default without waiving the Event of Default remedied. Lender’s failure to exercise (in any period of time) any right, power or remedy after any Event of Default will not be a waiver of (i) any Event of Default or (ii) Lender’s right to exercise any power or remedy at a later date. Lender’s single or partial exercise of any right, power or remedy under the Loan Documents will not exhaust the same or preclude any other or further exercise thereof, and every such right, power or remedy under any of the Loan Documents may be exercised at any time and from time to time. Borrower will not be entitled to any additional notice or demand under the Loan Documents, unless specified therein, regardless of whether Lender has given Borrower any notice or made any demand on Borrower which was not expressly required under the terms of the Loan Documents. Lender may accept, on account only, any payment in an amount less than the amount then due on the Indebtedness without in any way affecting the existence of an Event of Default.

9.4. Third Party Rights. No Person, other than Lender or Borrower is a beneficiary of the Loan Documents. Lender makes no representations and assumes no duties or obligations to any Person concerning the Improvements.

9.5. Satisfaction of Condition; Time. Lender may freely establish to its satisfaction (in its absolute discretion) the existence (or nonexistence) of any fact actually or implicitly required to satisfy any condition of this Agreement. Time is of the essence for the Loan Documents.

9.6. Assignment; Loan Participations.

(a) Notwithstanding anything to the contrary in the Loan Documents, Borrower may not assign its rights under any of the Loan Documents without the written consent of Lender. Any Borrower assignment without Lender’s written consent will (i) be an immediate Event of Default, (ii) relieve Lender from all further obligations under the Loan Documents, and (iii) at Lender’s option, be null and void.

(b) Lender may assign, sell or offer to assign or sell interests in the Loan or any portion of the Loan Documents and disseminate to any purchaser, assignee or prospective purchaser or assignee any information Lender has pertaining to the Loan, including credit information on Borrower Parties and any of their respective principals without the knowledge or consent of Borrower. If Lender makes any assignment or sells any interest in the Loan, then Borrower shall make all modifications, at Lender’s or its purchaser’s or assignee’s expense, to this Agreement as will facilitate Lender’s sale or assignment, provided that no modification will materially add to Borrower’s obligations under the Loan Documents.

9.7. Heirs, Successors and Assigns. The Loan Documents (i) are binding upon Borrower, and its heirs, devisees, representatives, successors and permitted assigns, including all of Borrower’s successors- in-interest in and to all or any part of the Property, (ii) inure to the benefit of Trustee and Lender and their respective successors, substitutes and assigns, and (iii) will constitute covenants running with the Land. All references in this Agreement to Borrower, Trustee or Lender will include all of their heirs, devisees, representatives, successors, substitutes and permitted assigns.

9.8. Exercise of Rights and Remedies. Lender may exercise each right and remedy under the Loan Documents, at law or in equity at any time and from time to time. All of Lender’s rights and remedies under the Loan Document, at law or in equity are separate, distinct and cumulative. Lender’s exercise of any right or remedy under the Loan Document, at law or in equity will not preclude Lender from later exercising the same right or remedy, or from exercising any other right or remedy under the Loan Documents, at law or in equity.

9.9. Headings. The headings of the sections and subsections of this Agreement are for convenience of reference only and will not affect the scope or meaning of the sections of this Agreement.

9.10. Inconsistency. If there are any inconsistencies between this Agreement and the other Loan Documents, then this Agreement will control all inconsistencies, except those inconsistencies necessary to create or preserve a valid lien upon or security interest in the Collateral. The Security Instrument will control all inconsistencies among the Loan Documents concerning the creation, preservation, perfection and foreclosure of all liens upon or security interests in the Collateral.

9.11. Applicable Law. The Loan Documents and the rights and obligations of Borrower, Trustee and Lender are in all respects governed by, and construed and enforced in accordance with the laws of the state of California (without giving effect to its principles of conflicts of law) and the law of the United States applicable to transactions in the state of California, except for those terms of the Security Instrument pertaining to the creation, perfections, validity or foreclosure of the liens or security interests on the Property located within the state of California, which terms will be governed by, and construed and enforced in accordance with the laws of the state of California (without giving effect to its principles of conflicts of law).

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9.12. Forum; Service. BORROWER IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN LOS ANGELES COUNTY, IN THE STATE OF CALIFORNIA OVER ANY PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS. BORROWER AGREES THAT, IN ADDITION TO ANY METHOD OF SERVICE UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING RELATING TO THE LOAN DOCUMENTS AND FILED IN ANY STATE OR FEDERAL COURT SITTING IN LOS ANGELES COUNTY, CALIFORNIA MAY BE SENT AND GIVEN AS SET FORTH IN SECTION 9.18.

9.13. Usury. Lender and Borrower intend that the Loan Documents strictly comply with applicable usury law. Therefore, Lender and Borrower agree that: (i) none of the terms of the Loan Documents create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the Maximum Rate; (ii) no Borrower Party will ever be obligated or required to pay interest on the Indebtedness or any other sums due under the Loan Documents at a rate in excess of the Maximum Rate; and (iii) this Section controls over all other provisions of the Loan Documents which may be in conflict with this Section. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges on any portion of the Indebtedness. If at any time the interest received for the Indebtedness exceeds the Maximum Rate, then Lender will, at its option, either refund to Borrower the amount of the excess or credit the amount of the excess against the Principal Amount. Borrower agrees that the Loan is not usurious and agrees that if, at any time, Borrower believes that the Loan is usurious, it shall give Lender (a) notice of the condition and (b) sixty 60 days in which to make an appropriate refund or other adjustment, if necessary, to correct the condition.

9.14. Severability. If any part of the Loan Documents is unenforceable or invalid, then that part of the Loan Documents will be removed from the Loan Documents. All remaining portions of the Loan Documents will remain enforceable and valid.

9.15. Counterparts. The Loan Documents may be executed in any number of counterparts with the same effect as if all signers executed the same instrument. All counterparts of each Loan Document must be construed together and will constitute one instrument.

9.16. Joint Liability. If more than one Person is included in the definition of “Borrower”, then each Person included in the definition of “Borrower” will be jointly and severally liable for Borrower’s obligations under this Agreement.

9.17. Modification or Termination. The Loan Documents may only be amended, modified or terminated by a written instrument executed by Lender and each Borrower Party (who is a party to the Loan Document). Notwithstanding the foregoing, Borrower agrees that it will be bound by any written amendment or modification of the Loan Documents between Lender and any subsequent owner of the Collateral, with or without notice to Borrower, and Borrower’s obligations under the Loan Documents will not be impaired because of any such amendment or modification. This Section does not permit Borrower to transfer any of the Collateral.

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9.18. Notice. Any notice or communication required or permitted under the Loan Documents must be made in writing and sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, addressed as follows:

To Lender:

Keystone Real Estate Lending Fund, L.P. and

c/o Keystone National Group, LLC 280

North 200 West, Suite 200 Bountiful,

UT 84010 Attention: Heston Nielson

Phone: (925) 480-6065

Email: heston@kevstonenational.net

with a copy to:	Raines Feldman LLP 1800 Avenue of the Stars, 12th Floor Los Angeles, CA 90067 Phone: (310) 440-4100 Attention: Joshua Mogin Email: imogin@raineslaw.com

To Borrower:	ParagonSpaces LLC 1463 Tamarind Avenue Hollywood, CA 90028 Attention: Giovanti Humphries Phone: (925) 260-1936 Email: cfo@rabbit.black or to such other address as Lender or Borrower may designate in writing and deliver in accordance with this Section. Any change of address will be effective on the 5th Business Day after notice is given pursuant to the terms of this Section. Any notice or communication sent in accordance with this Section will be deemed to be given (i) at the time of personal delivery, or (ii) if sent by delivery service or mail, as of the date of the first attempted delivery at the address and in the manner provided in this Section. Borrower consents to Lender recording any telephone communications between Lender and Borrower.

9.19. Signatures. The Loan Documents may be executed by Facsimile Signature and delivered by electronic means, including a PDF (or other format) attachment to an email or fax. Subject to Applicable Law, any Loan Documents executed by Facsimile Signature will have the same force and effect as a Loan Document containing an original signature and will be binding on all parties to the Loan Documents. Lender may require that any Loan Document with a Facsimile Signature be confirmed by an original signature. However, Lender’s failure to request or Borrower’s failure to deliver any original signature confirmation will not limit the effectiveness of any Loan Document executed by Facsimile Signature. In this Section, “original signature” means a manually signed document by a natural person, as opposed to an electronic signature, and “Facsimile Signature” means the signature of a natural person produced by mechanical means, printer or stamp.

9.20. No Partnership. Borrower and Lender are not partners or joint venturers with respect to the Property. Nothing in the Loan Documents is intended to create any partnership, joint venture or association between Borrower and Lender.

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9.21. Waiver of Jury Trial. BORROWER AND LENDER WAIVE ANY RIGHT TO A JURY TRIAL CONCERNING ANY DISPUTE ARISING FROM OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS. BORROWER AND LENDER HAVE BOTH BEEN ADVISED BY COMPETENT COUNSEL IN CONNECTION WITH THIS WAIVER.

9.22. Consent of Lender; Approvals. Except as otherwise expressly provided in the Loan Documents, if Lender’s approval, consent or judgment is required under any Loan Document, then Lender may, in its sole discretion, exercise its judgment in granting or denying its approval or consent regardless of the reasonableness of the request or Lender’s judgment.

9.23. Imaging. Lender may image and destroy the executed, original Loan Documents. Borrower waives any right it has, or may have in the future, to claim that the imaged copies of the Loan Documents are not originals or the best evidence of the Loan Documents.

9.24. Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan. The Loan Documents supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the Loan.

9.25. Borrower shall provide 30 days prior notice to Lender of an intended payoff of the Loan. Borrower requested request a payoff statement from Lender at least 30 days prior to the scheduled payoff date, and Lender shall have 21 days from such request to deliver a payoff statement.

9.26. Damage Waiver. Borrower (and any other Borrower Party, who now or hereafter executes a Loan Document) and Lender agree that neither party will be liable to the other party or any other Person for any punitive, exemplary, consequential or other special damages which may actually or allegedly arise from the Loan, the Loan Documents or the Collateral, INCLUDING ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES ACTUALLY OR ALLEGEDLY ARISING FROM THE ORDINARY, CONTRIBUTORY, COMPARATIVE OR SOLE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY, OF ANY BORROWER PARTY OR LENDER.

9.27. Servicer. Lender shall administer the Loan, and Borrower shall pay to Lender on each Interest Payment Date a monthly servicing fee in an amount equal $75.00.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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Borrower and Lender have executed this Agreement to be effective on the Closing Date.

BORROWER: PARAGONSPACES LLC, a California limited liability company,

Name:	/s/ Jessica VerSteeg
Title:	Manager

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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BORROWER’S SIGNATURE PAGE

TO
LOAN AGREEMENT

LENDER: KEYSTONE REAL ESTATE LENDING FUND, L.P.

By:	Keystone Real Estate Lending Fund GP, LLC Its: General Partner

By: /s/ Brandon Nielson
Name: Brandon Nielson
Title: Manager

[END OF SIGNATURE PAGES]

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LENDER’S SIGNATURE PAGE
TO
LOAN AGREEMENT

EXHIBIT A

DEFINITION OF TERMS

“Additional Collateral” means, collectively, any (a) Licenses, (b) Contracts (c) Plans and Specifications, (d) Net Proceeds, (e) Rent Loss Proceeds, and (f) Additional Funds.

"Additional Costs" means (1) all costs, losses and expenses Lender (in its reasonable determination) incurs (at any time) from (i) making or maintaining the Loan, (ii) protecting the Collateral (to the extent permitted under the Loan Documents), or (iii) enforcing its remedies under the Loan Documents during an Event of Default Period, and (2) any reduction in any amount to which Lender is entitled under the Loan Documents. Additional Costs includes costs which (a) subject Lender to any tax, duty or other charge with respect to the Loan, or changes the basis of taxation of any amounts payable to Lender under the Loan (other than income, capital gain or other taxes imposed on the overall net income of Lender or of its applicable lending office or in connection with any sale of the Loan by Lender by the jurisdiction in which Lender’s principal office or such applicable lending office is located) or (b) impose or modify any reserve, special deposit or similar requirements relating to Lender. For purposes of this definition, the term “Lender,” at Lender’s option, includes Lender’s present and future participants in the Loan.

“Additional Funds” means the difference, in Lender’s reasonable determination from time to time, between (i) the cost to complete the Restoration and (ii) the Net Proceeds or Award, as the case may be.

“Affiliate” means (a) any corporation in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower directly or indirectly owns or controls more than 10% of the beneficial interest, (b) any partnership, joint venture or limited liability company in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower is a partner, joint venturer or member, (c) any trust in which Borrower or any partner, shareholder, director, officer, member or manager of Borrower is a trustee or beneficiary, (d) any Person which is directly or indirectly owned or controlled by Borrower or any partner, shareholder, director, officer, member or manager of Borrower, (e) any partner, shareholder, director, officer, member, manager or employee of Borrower, (f) any Person related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of Borrower, or (g) any Borrower Party.

“Agreement” means this Loan Agreement as, from time to time, amended, modified or restated.

“Anti-Money Laundering Laws” means the Bank Secrecy Act of 1970, the US Patriot Act and all other laws and regulations applicable to the prevention of money laundering.

“Applicable Bankruptcy Law” means Title 11 of the United States Code, any regulation or rule promulgated thereunder or any other present or future insolvency, bankruptcy or similar law, including laws concerning assignments for the benefit of creditors, appointment of a receiver, trustee, custodian or liquidator, under the laws of the United States or the State of California.

“Applicable Law” means all Laws, covenants, conditions and restrictions (including private restrictive covenants) and other requirements relating to or affecting Borrower, Guarantor, Lender or the Property.

“Appraisal” means an MAI appraisal of the Property ordered by Lender, dated within 30 days of its use, and prepared by a licensed appraiser satisfactory to Lender.

“Approved Accounting Method” shall mean the modified cash basis of accounting including, without limitation, a calculation of net operating income and occupancy statistics for the Property, currently utilized by Borrower and certain of its Affiliates in the preparation of financial data heretofore delivered to Lender so long as the same is and remains in general use by significant segments of the United States accounting profession.

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EXHIBIT A
TO
LOAN AGREEMENT

“Attorneys* Fees” means all reasonable fees, costs and expenses of attorneys (including allocated costs of in-house counsel), other professional consultants and experts.

“Award” means all condemnation awards, judgments, decrees, or proceeds of any sale in lieu of condemnation.

“Bankruptcy Event” means any of the following events: (i) any Borrower Party files a petition for relief under Applicable Bankruptcy Law; (ii) any party (other than Lender) files an involuntary petition for relief under Applicable Bankruptcy Law against any Borrower Party and such petition is not dismissed within 90 days after being filed; (iii) a court of competent jurisdiction enters an order for relief under any Applicable Bankruptcy Law which is related in any way to a petition filed under (i) or (ii) above; (iv) any Borrower Party, at any time, requests or consents to any composition, rearrangement, extension, reorganization or other relief of any debtor; (v) any Borrower Party (A) is generally not paying its debts as they become due, (B) is insolvent, (C) fraudulently transfers any of its assets to the detriment of any of its creditors, (D) makes an assignment for the benefit of creditors, or (E) admits in writing that it is unable to pay its debts as they become due; or (vi) a receiver, trustee or custodian is appointed for, or takes possession of, all or substantially all of a Borrower Party’s assets or any of the Property, either in a proceeding a Borrower Party brings, or any other Person (except for Lender) brings against a Borrower Party, and any such appointment is not discharged or such possession is not terminated within 60 days after commencing, or the Borrower Party consents to or acquiesces in such appointment or possession (unless such consent or acquiescence is in connection with any Lender initiated proceeding). A Bankruptcy Event may exist even if an Event of Default cannot be declared because of Applicable Bankruptcy Law.

“Borrower” means ParagonSpaces LLC, a California limited liability company, its successors and permitted assigns.

“Borrower Operating Account” means an account specified to Lender by Borrower in writing from time to time as Borrower’s operating account.

“Borrower Party” means, collectively, Borrower and Guarantor.

“Business Day” means each day of the week which is not a Saturday, Sunday or a holiday recognized and observed by the Federal Reserve Board of Governors.

“Cash Collateral Account” has the meaning assigned in Section 6.2(a).

“Cash Flow Sweep Period” has the meaning assigned in Section 6.2(b).

“Cash Flow Sweep Termination Event” means the earlier to occur of (X) there shall occur two (2) consecutive Testing Determination Dates on which the Debt Service Coverage Ratio for the calendar quarter ending on such Testing Determination Date shall be equal to or greater than 1.00 to 1.00 or (Y) Borrower makes a DSCR Prepayment.

“Cash Management Agreement” means that certain Cash Management Agreement among Borrower, Lender, and any property manager, which Lender may require to be executed upon the occurrence of an Event of Default.

“Casualty” means if the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty.

“Claims” means any claim (including any Environmental Claim or any other claims arising under Environmental Laws), demands, liabilities, losses, damages, causes of action, judgments, penalties, fines, costs and expenses (including Attorneys’ Fees, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement).

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EXHIBIT A
TO
LOAN AGREEMENT

“Clearing Account” means that certain bank account in which the receipts from the operation and management of the Property are deposited, which Lender may require to be established upon the occurrence of an Event of Default and which account shall be governed by the Cash Management Agreement.

“Clearing Account Agreement” means the agreement by and among Borrower, the Clearing Bank and Lender, which Lender may require to be executed upon the occurrence of an Event of Default.

“Clearing Bank” means other financial institution acceptable to Lender in its sole discretion where the Lender may require the establishment of the Clearing Account upon the occurrence of an Event of Default.

“Closing Date” means April 27, 2018.

“Collateral” means the Property and all of Borrower’s other assets, whether now owned or hereafter acquired, including the Leases, and all proceeds from Borrower’s assets.

“Compliance Certificate” means a certificate in the form set forth in Exhibit C of this Agreement and executed by Jessica VerSteeg on behalf of Borrower in favor of Lender.

“Compliance Certificate Delivery Date” means each date on which (1) Borrower delivers a Compliance Certificate to Lender, and (2) if Borrower fails to deliver a Compliance Certificate to Lender, then the Compliance Certificate Due Date.

“Compliance Certificate Due Date” means the 15th calendar day following the end of each calendar quarter. If the Compliance Certificate Due Date is on a day which is not also a Business Day, then the Compliance Certificate Due Date will be the next Business Day.

“Condemnation” means any threatened or instituted proceedings for the taking by eminent domain, or offer to purchase in lieu of a taking, of all or any portion of the Property including any change in any street (whether as to grade, access, or otherwise).

“Contractors” means, collectively, all parties with whom or to whom the Contracts have been made or are given.

“Contracts” means all contracts, subcontracts, agreements, site development agreements, service agreements, management agreements, warranties and purchase orders, together with any and all renewals, extensions and modifications thereof and all amendments, exhibits and addenda thereto, which have been or will be executed by or on behalf of Borrower, or which have been assigned to Borrower, in connection with the acquisition, use, operation or maintenance of the Property or the construction of improvements on the Property.

“Control” or “controls” means, with respect to Borrower, the power to direct the management and policies of Borrower, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlating to the foregoing.

“Damage” means any damage to, loss, or destruction of the Property.

“Debt” means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or any of its assets is liable; (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person or any of its assets would be liable or subject, if such amounts were advanced under the credit facility; (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests; (d) all indebtedness guaranteed by such Person, directly or indirectly; (e) all obligations under leases that constitute capital leases for which such Person or any of its assets is liable or subject; and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person or any of its assets is liable or subject contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

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EXHIBIT A
TO
LOAN AGREEMENT

“Debt Service” means the amount of the outstanding principal balance of the Loan multiplied by the Interest Rate divided by 360 and multiplied by 30 (“30/360 Basis’’). Interest for the full or partial calendar month at the beginning of the term of this Loan will be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest for any partial calendar month at the end of the term of this Note will be calculated on the basis of a 365-or 366-day year, as applicable, and the actual number of days elapsed.

“Debt Yield” means, for any date of determination, the ratio, expressed as a percentage, of: (i) Net Cash Flow, to (ii) the outstanding principal balance of the Loan.

"Debt Service Coverage Ratio" means the ratio that Lender reasonably determines on the DSCR Testing Date of (i) Net Cash Flow, to (ii) Debt Service of the Loan for the prior twelve (12) month period.

“DSCR Prepayment” means a partial prepayment of the Loan in an amount such that, after giving effect thereto, the Debt Service Coverage Ratio would be greater than or equal to 1.00 to 1.00 (calculated as if such prepayment was made on the first day of the calendar quarter applicable to the such Testing Determination Date).

"DSCR Test Default” means that, on any below DSCR Testing Date, the Debt Service Coverage Ratio is less than the below required ratio on the DSCR Testing Date:

DSCR Testing Date	Required Debt Service Coverage Ratio
The first (1st) day of every calendar quarter	1.00:1.00

Notwithstanding anything to the contrary contained in this Agreement, Lender shall not declare a DSCR Test Default if (i) within 90 days from the DSCR Testing Date, Borrower leases new space, and after giving effect thereto, the Debt Service Coverage Ratio would be greater than or equal to 1.00 to 1.00 on a going forward basis, as determined by Lender in it is sole discretion, or (ii) Borrower makes a partial prepayment of the Loan in an amount such that, after giving effect thereto, the Debt Service Coverage Ratio would be greater than or equal to 1.00 to 1.00 (a “DSCR Test Prepayment”) (calculated as if such prepayment was made on the first day of the calendar month applicable to the such DSCR Testing Date); or (iii) Borrower deposits with Lender an amount equal to the DSCR Test Prepayment, which amounts shall be disbursed to Borrower when for two (2) consecutive Testing Determination Dates the Debt Service Coverage Ratio for the calendar quarter ending on such Testing Determination Date shall be equal to or greater than 1.00 to 1.00.

"DSCR Testing Date" means means first (1st) day of every calendar quarter during the Loan term.

"Default Rate" means a per annum rate of interest equal to the lesser of (i) the Interest Rate plus 24.0% and (ii) the Maximum Rate.

“Dollars” and “$” means lawful money of the United States of America, which at the time of payment is legal tender for the payment of all public and private debts.

“Environmental Indemnity Agreement” means the Hazardous Materials Indemnity Agreement of even date herewith executed by Borrower in favor of Lender.

“Environmental Approvals” means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

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EXHIBIT A

TO

LOAN AGREEMENT

“Environmental Claim” means, with respect to any Person, any notice, claim, demand or similar written communication by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or (b) circumstances forming the basis of any violation, or alleged violation of any Environmental Law.

“Environmental Laws” means all federal, state and foreign laws and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of Materials of Environmental Concern. The term “Environmental Laws” includes the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations, guidelines and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground Storage Tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes any present and future federal, state and local laws, statutes, ordinances, rules, regulations, guidelines and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of any releases of any Material of Environmental Concern or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in the Property; or imposing conditions or requirements in connection with permits or other authorization for lawful activity.

“ERISA” means, as amended, the Employee Retirement Income Security Act of 1974 and all rules, regulations and guidance promulgated thereunder.

“Event of Default” has the meaning set forth in Section 5.1.

“Event of Default Period” means the period beginning on the occurrence of an Event of Default and ending on the cure of the Event of Default.

“Exit Fee” means $0.00 payable to Lender.

“Extraordinary Expenses” means any extraordinary operating which are not budgeted operating costs and expenses, capital expenditures, or leasing costs (each as set forth in an approved budget).

“Financing Statement” means a Financing Statement naming Borrower, as debtor, and Lender, as secured party, perfecting the security interest in the Collateral.

“First Extended Maturity Date” means May 1, 2020.

“First Extension Loan-to-Value Percentage” means the Loan amount as a percentage of the fair market value of the Property as of the Initial Maturity Date does not exceed 65%.

“First Extension Period” means that period after the First Option to Extend has been exercised until the First Extended Maturity Date.

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“First Option to Extend” means the first extension option of Borrower pursuant to the terms and provisions of Section 8.1 herein.

“Funds” means collectively, the definition set forth in Section 7.1, together with all reserve or impound accounts (including the Interest Reserve) as set forth in this Agreement.

“GAAP” means those generally accepted accounting principles and practices recognized from time-to-time by the Financial Accounting Standards Board (or any generally recognized successor). Borrower, Guarantor and all parties who must deliver any financial information to Lender under this Agreement or any other Loan Document must consistently apply the generally accepted accounting principles and practices recognized by the Financial Accounting Standards Board (or any generally recognized successor) to all statements and information delivered or provided, or otherwise made available, to Lender.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Grace Period” means a period of 10 days after Lender delivers written notice to Borrower and demand for the performance of any default of any covenant, agreement, warranty or condition set forth in this Agreement.

“Guarantor” means Jessica VerSteeg, an individual.

“Guaranty” means the Continuing Guaranty of even date herewith made by Guarantor in favor of Lender relating to the Loan.

“Improvements” means all improvements now or hereafter located upon the Land.

“Indebtedness” means all obligations, liabilities and indebtedness of Borrower arising under the Loan Documents (including all Additional Costs).

“Indemnified Party” means Lender, Trustee and the directors, officers, employees and agents of Lender and Trustee and any Person owned or controlled by, owning or controlling, or under common control or affiliated with Lender or Trustee.

“Initial Maturity Date” means May 1, 2019.

“Insurance Impound” means the impound account Borrower establishes with Lender for the payment of all insurance on the Property as required under this Agreement.

“Insurance Premiums” means all costs for the insurance policies required under Section 4.1(i) above.

“Interest Payment Date” means the first (1st) day of each calendar month commencing on June 1, 2018, and ending on the earlier of (i) the date the Loan is repaid in full, and (ii) the Maturity Date.

“Interest Period” means a 1-month period commencing on the first day, and ending on the last day, of each calendar month.

“Interest Rate” means 7.99% per annum.

“Interest Reserve” means the funds held by Lender for the payment of Debt Service.

“Land” means the land described in Exhibit B of this Agreement.

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“Late Charge” means a product equal to 10.0% of the amount of any Past Due Indebtedness.

“Law” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction, or binding judicial (or tribunal) decisions of the United States or any state or political subdivision thereof, or of any foreign country or any department, province or other political subdivision thereof. All references to Law include any amendment or modification to the Law, and all regulations, rulings, and other Laws promulgated under such Law.

“Lease(s)” means all rights, title, interests, estates, powers, privileges, options and other benefits of Borrower in, to and under the lease agreements which now or hereafter cover or affect all or any portion of the Property, together with all renewals, extensions, modifications, amendments, subleases and assignments of such lease agreements.

“Lender” means collectively, Keystone Real Estate Lending Fund, L.P., a Delaware limited partnership, its successors and/or assigns.

“Lender’s Offices” means c/o Keystone National Group, LLC, 280 North 200 West, Suite 200, Bountiful, UT 84010 or any other place Lender designates from time to time.

“Licenses” means, collectively, all licenses, permits, approvals, certificates and agreements with or from all boards, agencies, departments, governmental or otherwise, relating directly or indirectly to the ownership, use, operation and maintenance of the Property, or the construction of the Improvements, whether heretofore or hereafter issued or executed.

“Loan” means the loan or loans Lender makes to Borrower pursuant to this Agreement (or the other Loan Documents) up to the Maximum Principal Amount.

“Loan Documents” means this Agreement, the Security Instrument, the Environmental Indemnity Agreement, and all other instruments evidencing, guarantying, securing, governing or relating to the Loan, and all amendments, modifications, renewals, substitutions and replacements of any of the foregoing Loan Documents.

“Loan Matter” means any action or proceeding which may affect the rights or duties of any Person under the Loan Documents.

“Loan Origination Fee” means $0.00 payable to Lender, in consideration for Lender agreeing to make the Loan to Borrower.

“Loan Title Policy” means the title insurance policy (i) naming Lender as the insured, (ii) in the amount of the Maximum Principal Amount, (iii) in form (including endorsements), date and substance, and written by a title insurance underwriter, satisfactory to Lender, (iv) insuring a valid first lien upon the Property by virtue of the Security Instrument, and (v) containing no exceptions other than the preprinted exceptions and the Permitted Encumbrances.

“Loan to Value Ratio” means the percentage resulting from a fraction having (i) a numerator equal to the Principal Amount plus any unfunded amounts under the Loan and (ii) a denominator equal to the value of the Property, as determined by the most recent Appraisal, established as of the date on which the fraction is determined.

“Material Action” means to file any insolvency, or reorganization case or proceeding, to institute proceedings to have Borrower or any Borrower Party be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against Borrower or any Borrower Party, to file a petition seeking, or consent to, reorganization or relief with respect to Borrower or any Borrower Party under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for Borrower or any Borrower Party or a substantial part of its respective property, to make any assignment for the benefit of creditors of Borrower or any Borrower Party, the admission in writing by Borrower or any Borrower Party of such Person’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

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“Material Adverse Change” or “material adverse change” means, in Lender’s reasonable discretion, the business prospects, operations or financial condition of a Person or property has changed in a manner which would reasonably be expected to substantially and materially impair the value of Lender’s security for the Loan, prevent timely repayment of the Loan or otherwise prevent the applicable Person from timely performing any of its material obligations under the Loan Documents.

"Material of Environmental Concern" means all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and all other substances regulated by Environmental Laws.

"Maturitv Date" means the earlier to occur of (1) the Scheduled Maturity Date and (2) the date on which the entire Loan must be paid in full after acceleration pursuant to the terms of the Loan Documents.

"Maximum Principal Amount" means $2,450,000.00.

‘‘Maximum Rate” means the maximum interest rate permitted under Applicable Law.

“Monthly Excess Cash Flow Impound” means a separate account or as a subaccount of the Cash Collateral Account established by Lender.

“Net Cash Flow” means Total Revenue less Operating Expenses.

"Net Proceeds" means the amount of all insurance proceeds Lender receives less all reasonable costs and expenses Lender incurs in connection with the collection and disbursement of the proceeds.

“Note” means the promissory note evidencing the Loan executed by Borrower in favor of Lender as of the date hereof.

“Operating Expenses” means shall equal the greater of (x) annual pro forma operating expenses or (y) the most recent quarter’s operating expenses multiplied by four, as reasonably approved by the Lender. Operating expenses shall exclude depreciation, and be inclusive of adjustments for accrual of certain non-recurring expenses, annualized Insurance Premiums, Taxes and management fees (in the amount equal to the greater of (x) management fees actually paid, or (y) an imputed rate of 3% of Total Revenue, (b) Taxes and Insurance Premiums, (c) adjustments reflecting the accrual of certain non-recurring expenses, and (d) professional and partnership fees.

“Paid in Full Mark” means any payment Borrower tenders to Lender marked “paid in full” “without recourse,” or any similar language.

“Past Due Indebtedness” means the sum of any Indebtedness which Borrower fails to pay to Lender within the earlier to occur of (i) 10 days after the date on which the Indebtedness is due (or such longer period as my be applicable hereunder), and (ii) the Maturity Date.

“Payment Deadline” means no later than 2:00 p.m. (Central time zone) on the date any payment is due and payable under this Agreement or the date any voluntary prepayment is made.

“Permitted Encumbrances” means the encumbrances, approved by Lender, set forth in Schedule B of the Loan Title Policy, except for the preprinted exceptions to title coverage.

“Person” means a natural person, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

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"Plans and Specifications" means, collectively, all plans, specifications, notes, drawings, approvals, certifications and similar work product (and all modifications thereof) relating to the Property, including all engineering plans, complete architectural plans, specifications and work drawings, Property costs and related information, site plans, proposed plat dedications and proposed development restrictions and conditions and all requisite building permits authorizing construction of the Improvements (and repairs, modifications and additions thereto).

“Prepayment Date” means the day on which Borrower (or any other Person) tenders any Indebtedness which is not then due and payable.

“Prepayment Premium” means a fee equal to a percentage of the principal amount of the Loan being prepaid, according to the following schedule.

of Determination	Prepayment Premium
Month 1	6 months of interest
Month 2	5 months of interest
Month 3	4 months of interest
Month 4	3 months of interest
Month 5	2 months of interest
Month 6	1 month of interest

Month 7 through the date the Loan is paid in full	$0.00

“Principal Amount” means, at any point in time, that portion of the principal balance of the Loan which is unpaid.

“Principal Payment Date” means the earlier of (i) the date the Loan is repaid in full, and (ii) the Maturity Date.

“Property” means, collectively, the Land, the Improvements and the Additional Collateral.

“Property Manager” means any management company approved by Lender to manage the Property.

“Property Management Agreement” means the agreement between Borrower and Property Manager for the operation and management of the of the Property.

“Qualifying Leases” means all Leases in place, fully executed and in good standing for the Property with Tenant’s is possession and paying rent.

“Real Estate Taxes” means all ad valorem taxes, assessments and charges (including ground rents, water and sewer rents, and all other recurring charge) which may create a lien against the Property.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as amended or supplemented from time to time.

“Reimbursable Expenses” means budgeted operating costs and expenses, capital expenditures, or leasing costs (each as set forth in an approved budget). The Reimbursable Expenses shall include management fees owed to the Property Manager but shall not include any administrative fees owed to Property Manager.

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“Rent” means all of the rents, income, receipts, revenues, issues, profits and other sums of money that are now or at any time hereafter become due and payable to Borrower under the terms of any Lease or arising or issuing from or out of any Lease or from or out of the Property or any part thereof, including minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, payments in consideration for cancellation of a Lease, security deposits (whether cash, one or more letters of credit, bonds or other form of security), advance rents, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Property and all of Borrower’s rights to recover monetary amounts from any lessee in bankruptcy including rights of recovery for use and occupancy and damage claims arising out of lease defaults, including rejection, disaffirmance, repudiation, and similar actions, under Applicable Bankruptcy Law and other statutes governing the rights of creditors, including the immediate and continuing right to collect and receive each and all of the foregoing.

“Rent Loss Proceeds” means the aggregate of any loss or business interruption insurance proceeds which the carrier acknowledges is payable to Lender.

“Reserve Requirement” means the rate at which Lender must maintain reserves (including any marginal, supplemental or emergency reserves), if any, under Regulation D of the Federal Reserve System (a) against “Eurocurrency Liabilities” (as such term is used in Regulation D), or (b) pursuant to Applicable Law against (i) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined as provided in this Agreement, or (ii) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates referred to in the definition of “LIBO Rate”.

“Restoration” means the restoration, replacement, and rebuilding of the Property as nearly as possible to its value and condition immediately prior to any Damage or Taking in accordance with Plans and Specifications Lender approves.

“Security Instrument” means each deed of trust, mortgage, assignment of leases and rents, security agreement and fixture filing executed by Borrower, Guarantor or any other Person, in favor of the Trustee for the benefit of Lender concerning the Property.

“Site Assessment” means an environmental engineering report for the Property prepared by an engineer engaged by Borrower and approved by Lender, and in a manner satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of hazardous materials on or about the Property, and the past or present discharge, disposal, release or escape of any such substances, all consistent with ASTM Standard El527-05 (or any successor thereto published by ASTM) and good customary and commercial practice.

“State” means the state in which the Land is situated.

“Scheduled Maturity Date” means (i) the Initial Maturity Date, or (ii) if Borrower qualifies for and elects the First Extension Option, the First Extended Maturity Date.

“Taking” means any threatened or instituted proceedings for the condemnation or taking by eminent domain, or offer to purchase in lieu of a taking, of all or any portion of the Property including any change in any street (whether as to grade, access, or otherwise).

“Tax” or “Taxes” means all (1) income, franchise, margin and other taxes, which now or in the future, may be assessed against a Borrower Party, (2) stamp or other taxes due with respect to the Loan Documents, (3) taxes and assessments, which now or in the future, are levied or assessed against the Collateral, (4) taxes (except for ordinary income taxes) and assessments, which now or in the future, are levied or assessed against Lender in any way related to the Indebtedness or the Loan Documents, and (5) all Real Estate Taxes.

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"Tax and Insurance Escrow Account" means the impound account Borrower establishes with Lender for the payment of real estate taxes and assessments against and insurance on the Property.

“Tax Impound” means the impound account Borrower establishes with Lender for the payment of all Taxes on the Property as required under this Agreement.

"Taxpayer Identification Number" means 47-1405870.

“Tenant” means each occupant of any portion of the Land or Improvements under a Lease.

“Testing Determination Date” means the date which is the last day of the calendar quarter.

“Total Revenues” means, the most recent calendar quarter’s revenues for operations pursuant to fully executed approved Leases in good standing and in full force and effect, multiplied by four. Total revenues shall include a reasonable market vacancy factor equal to the greater of (a) the actual vacancy rate at the Property, or (b) 5.0%. The term “Total Revenues” will not include rentals, revenues or income derived from a Lease concerning a Tenant which is not yet in possession of its respective premises and paying rent; provided that for the calculation of Debt Service Coverage Ratio in connection with Interest Rate, Total Revenues will include rentals revenues or income derived from a Lease concerning a Tenant even if the Tenant is not in possession of its respective premises and paying rent.

“Transfer Event” means the conveyance of any Collateral to Lender or another Person through a foreclosure (or deed in lieu), receivership, bankruptcy or other voluntary or involuntary Borrower action.

“Trustee” has the meaning set forth in the Security Instrument.

“UCC” means the Uniform Commercial Code of the State in effect from time to time or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State, then, as to the matter in question, the Uniform Commercial Code in effect in that state from time to time.

“Unaffiliated Qualified Manager” means an unaffiliated property manager of the Property that (A) is a reputable, nationally or regionally recognized management company having at least five (5) years’ experience in the management of similar type properties, (B) at the time of its engagement as property manager has leasable square footage of the same property type as the Property equal to the lesser of 100,000 leasable square feet and five (5) times the leasable square feet of the Property and (C) is not the subject of a bankruptcy or similar insolvency proceeding.

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EXHTBTT B

LEGAL DESCRIPTION OF LAND

PARCEL 1:

THAT PORTION OF LOT “A” OF GRIDER AND HAMILTON’S HOLLYWOOD TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE 12 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT “A”, THENCE WEST ALONG THE SOUTH LINE OF LOT, 130 FEET; THENCE NORTH PARALLEL WITH THE EAST LINE OF SAID LOT TO THE SOUTH LINE OF SAID LAND CONVEYED TO MARY C. GOWER TO TRUSTEES OF THE PASS SCHOOL DISTRICT BY DEED RECORDED IN BOOK 603 PAGE 146 OF DEEDS; THENCE EAST ALONG THE SOUTH LINE OF LAND SO CONVEYED TO THE SOUTHEAST CORNER THEREOF; THENCE NORTH ALONG THE EAST LINE OF LAND SO CONVEYED TO A POINT 45 FEET NORTH OF THE SOUTH LINE OF SAID LOT “A”; THENCE EAST PARALLEL WITH THE SOUTH LINE OF SAID LOT “A” TO THE EAST LINE THEREOF; THENCE SOUTH ALONG SAID EAST LINE 45 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

THE NORTH 45 FEET OF THE SOUTH 90 FEET OF THE EAST 80 FEET OF LOT “A” GRIDER AND HAMILTON’S HOLLYWOOD TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE 12 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

ASSESSOR’S PARCEL NUMBER: 5545-014-005; 5545-014-006

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EXHIBIT C

COMPLIANCE CERTIFICATE

On April 26, 2018, ParagonSpaces LLC, a California limited liability company (“Borrower”) and KEYSTONE REAL ESTATE LENDING FUND, L.P., a Delaware limited partnership (“Lender”) entered into a Loan Agreement (the “Agreement”). Borrower delivers this certificate (this “Certificate”) to Lender in order to comply with the terms of the Agreement. Capitalized terms used, but not defined, in this Certificate have the meanings specified in the Agreement.

Borrower certifies to Lender that as of the Closing Date (as defined below):

(1) No Event of Default exists;

(2) The natural person executing this Certificate on Borrower’s behalf (a) holds the title or position with Borrower required under the Agreement to execute this Certificate, (b) has been duly authorized to execute this Certificate on Borrower’s behalf, and (c) has the capacity to duly execute, and make the certifications in, this Certificate; and

(3) Borrower’s calculations of the Debt Service Coverage Ratio are effective as of the most recent DSCR Testing Date and are set forth on Schedule 1 to this Certificate.

Date Borrower Executed this Certificate (the “Closing Date”)

BORROWER: PARAGONSPACES LLC, a California limited liability company,

Name: /s/ Jessica VerSteeg
Title: Manager

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SCHEDULE 1
TO
CERTIFICATE

[TBD]

SCHEDULE 1 TO EXHIBIT C TO LOAN AGREEMENT

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EXHIBIT D

CONDITIONS PRECEDENT

Each of the following conditions must be satisfied, at Borrower’s cost and to Lender’s satisfaction (in Lender’s sole discretion), before this Agreement is effective.

1. Documents. Lender has received:

a. fully executed originals of each Loan Document;

b. legal opinions from each Borrower Party’s counsel;

c. the Loan Title Policy;

d. an Appraisal establishing a Loan to Value Ratio less than or equal to 65%;

e. immediately available funds from Borrower sufficient to reimburse Lender for all costs (including attorneys’ fees) Lender incurred to underwrite, document and close the Loan;

f. evidence that all Borrower Parties have all insurance policies required under the Loan Documents; and

g. all reports, including environmental assessments, Lender desires;

2. Default. On the day on which Lender receives the last satisfactory document under paragraph I above:

a. no Event of Default exists; and

b. no event exists that after delivery of notice or passage of time will become an Event of Default.

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EXHIBIT E

Single Purpose Entity Covenants

(a) Single Purpose Entitv/Separateness. Borrower represents, warrants and covenants follows:

(i) Limited Purpose. The sole purpose conducted or promoted by Borrower is to engage in the following activities:

(1) to acquire, own, hold, lease, operate, manage, maintain, develop and improve the Property (or an undivided interest therein) and to contract for the operation, maintenance, management and development of the Property. Borrower has not owned, does not own, and will not own any asset or property other than (A) the Property, and (B) incidental personal property necessary for the ownership or operation of the Property;

(2) to enter into and perform its obligations under the Loan Documents;

(3) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and

(4) to engage in any lawful act or activity and to exercise any powers permitted that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(ii) Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower, Borrower shall not:

(1) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person;

(2) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section;

(3) incur, create or assume any Debt other than (A) the Loan, (B) unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Property, and which shall (1) not exceed 2% of the outstanding balance of the Loan, (2) not be evidenced by a note, and (3) be paid within 60 days, and (C) unsecured debt from any Affiliates related to the ownership and operation of the Property, and which shall (1) not exceed 3% of the outstanding balance of the Loan, (2) not be evidenced by a note, and (3) in any and all events be subordinate to the Loan; provided that, notwithstanding the foregoing, Borrower may, without Lender’s prior consent, incur unsecured debt not to exceed 3% of the outstanding balance of the Loan evidenced by a note to Borrower principals if required to provide additional capital to the Borrower for the Property, provided that such note is subordinate to the Loan pursuant to documentation reasonably acceptable to Lender;

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(4) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrower may invest in those investments permitted under the Loan Documents;

(5) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s business;

(6) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);

(7) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity;

(8) own any asset or property other than the Property (or an undivided interest therein) and incidental personal property necessary for the ownership or operation of the Property; or

(9) take any Material Action without the unanimous written approval of all partners of Borrower.

(iii) Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, Borrower represents and warrants that in the conduct of its operations since its organization it has observed, and covenants that it will continue to observe, the following covenants:

(1) maintain books and records and bank accounts separate from those of any other Person;

(2) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

(3) comply with all organizational formalities necessary to maintain its separate existence;

(4) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

(5) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person;

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(6) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law;

(7) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates;

(8) not enter into any transaction with Affiliates except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements;

(9) conduct business in its own name, and use separate stationery, invoices and checks;

(10) not commingle its assets or funds with those of any other Person;

(11) not assume, guarantee or pay the debts or obligations of any other Person;

(12) correct any known misunderstanding as to its separate identity;

(13) not permit any Affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents);

(14) not make loans or advances to any other Person;

(15) pay its liabilities and expenses out of and to the extent of its own funds; provided, however, that the foregoing shall not require any equity owner to make any additional capital contributions to Borrower;

(16) maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; provided, however, that the foregoing shall not require any equity owner to make any additional capital contributions to Borrower;

(17) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make any additional capital contributions to Borrower; and

(18) cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower.

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54

PROMISSORY NOTE

$2,450,000.00	As of April 27, 2018

FOR VALUE RECEIVED, PARAGONSPACES LLC, a California limited liability company (“Borrower”), promises and agrees to pay to the order of KEYSTONE REAL ESTATE LENDING FUND, L.P., a Delaware limited partnership (“Lender”), in lawful money of the United States of America, the principal sum of Two Million Four Hundred Fifty Thousand andNo/100 Dollars ($2,450,000.00) (the “Loan”), or so much thereof as may be advanced and outstanding under the Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.

If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement dated as of the date hereof, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at its office located at 280 North 200 West, Suite 200, Bountiful, UT 84010, Attn: Heston Nielson. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds.

Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY BORROWER, except as otherwise provided in the Loan Agreement or other Loan Documents; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

This Promissory Note (“Note”) evidences a portion of the advances made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is executed in conjunction with the Loan Agreement and is secured by the liens and security interests created under the Loan Documents (including those arising under the Security Instrument). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, and restrictions on prepayment.

Lender reserves the right, at Lender’s sole expense, exercisable in Lender’s sole discretion and without notice to Borrower or any other person, to sell participations, to assign its interest or both, in all or any part of this Note or this debt or the debt evidenced hereby.

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Borrower agrees to pay an effective rate of interest equal to the sum of the Interest Rate and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Note, the Loan Agreement nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with all applicable laws governing the maximum rate or amount of interest payable on the Indebtedness evidenced by this Note and the other Loan Documents. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any interest or other charge or amount provided for in any Loan Document, whether considered separately or together with other charges or amounts provided for in any other Loan Document, or otherwise charged, taken, reserved or received in connection with the Loan, or on acceleration of the maturity of the Loan or as a result of any prepayment by Borrower or otherwise, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate any such violation. Amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of the Loan without the payment of the Prepayment Premium (or, if the Loan has been or would thereby be paid in full, shall be refunded to Borrower), and the provisions of the Loan Agreement and any other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectible under the Loan Agreement and any other Loan Documents reduced, without the necessity of the execution of any new documents, so as to comply with any applicable law, but so as to permit the recovery of the fullest amount otherwise payable under the Loan Documents. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, and any amount paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness, shall be deemed to be allocated and spread ratably over the stated term of the Loan. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Loan.

WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF BORROWER AND LENDER (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

This Note shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles.

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EXECUTED as of the date first written above.

BORROWER:

PARAGONSPACES LLC,
a California limited liability company,

Name:	/s/ Jessica VerSteeg
Title:	Manager

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